UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Primus Telecommunications Group, Incorporated
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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Dear Primus Telecommunications Group, Incorporated Stockholder:

It is my pleasure to invite you to attend the 2012 Annual Meeting of Stockholders of Primus Telecommunications Group, Incorporated. We will hold the 2012 Annual Meeting on Tuesday, June 12, 2012 at 10:00 a.m., Eastern Daylight Saving Time, at the Ritz-Carlton Tysons Corner, 1700 Tysons Boulevard, McLean, VA 22102.

This year we are furnishing our proxy materials via the Internet. Providing our proxy materials to stockholders electronically allows us to “be green” by conserving natural resources and reducing our printing and mailing costs related to the distribution of the proxy materials. To assure your representation at the Annual Meeting, we urge you to vote via the Internet at www.proxyvote.com or by telephone by following the instructions on the Notice of Internet Availability of Proxy Materials (the “Notice”) that you received in the mail and that is also provided on that website, or, if you have requested a paper copy of the proxy materials and the proxy card by mail, by signing, voting and returning your proxy card to Primus Telecommunications Group, Incorporated, Voting Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. For specific instructions on how to vote your shares, please review the instructions for each of these voting options that are detailed in the Notice and in this Proxy Statement. Whether or not you expect to attend the Annual Meeting, please vote your shares in order to ensure the presence of a quorum. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or have voted via the Internet or by telephone.

In addition to their availability at www.proxyvote.com, this Proxy Statement, the Notice, our 2011 Annual Report to Stockholders and our Annual Report on Form 10-K for the year ended December 31, 2011 are available for viewing and printing under the “Investor Relations—Proxy Materials” section of our website, www.ptgi.com.

On behalf of your Board of Directors, thank you for your continued support and interest in PTGi. I look forward to seeing you at the Annual Meeting on June 12, 2012.

Very truly yours,

Peter D. Aquino

Chairman, President and Chief Executive Officer

This Proxy Statement is dated April 30, 2012 and the Notice is being mailed to stockholders of PTGi entitled to vote at the 2012 Annual Meeting on or about May 1, 2012.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

7901 Jones Branch Drive

Suite 900

McLean, VA 22102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 12, 2012

To our Stockholders:

Primus Telecommunications Group, Incorporated (“PTGi” or the “Company”) will hold its 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”) on Tuesday, June 12, 2012, at 10:00 a.m., Eastern Daylight Saving Time, at the Ritz-Carlton Tysons Corner, 1700 Tysons Boulevard, McLean, VA 22102. At the 2012 Annual Meeting, holders of PTGi’s outstanding common stock will be asked:

1.	To elect five directors from the nominees identified in the accompanying Proxy Statement, each to hold office until the 2013 Annual Meeting of Stockholders and until his successor is duly elected and qualified;

2.	To ratify the appointment of BDO USA, LLP as PTGi’s independent registered public accounting firm for the year ending December 31, 2012; and

3.	To consider and take action upon any other business that may properly come before the 2012 Annual Meeting or any postponements or adjournments thereof.

Only stockholders of record of PTGi’s common stock at the close of business on April 16, 2012, which is the record date for the 2012 Annual Meeting, are entitled to notice of, and to vote at, the 2012 Annual Meeting and any adjournments or postponements of the 2012 Annual Meeting. A list of stockholders of record will be available at the 2012 Annual Meeting and for the 10 days prior to the 2012 Annual Meeting, during ordinary business hours, at the office of the Secretary at PTGi’s address listed above.

All stockholders are cordially invited to attend the 2012 Annual Meeting. You must bring with you proof of stock ownership as of the April 16, 2012 record date and a valid personal photo identification card, such as a driver’s license or passport, in order to be admitted to the 2012 Annual Meeting.

Your vote is important. We appreciate your taking the time to vote promptly. After reading the Proxy Statement, please vote at your earliest convenience to ensure the presence of a quorum by voting over the Internet, by telephone, or, if you have requested a paper copy of the proxy materials and the proxy card by mail, by completing, signing and returning the proxy card in the postage pre-paid envelope accompanying the proxy materials, as described in the Notice. Submitting the proxy before the 2012 Annual Meeting will not preclude you from voting in person at the 2012 Annual Meeting if you decide to attend.

The Board of Directors of PTGi recommends that stockholders vote “FOR” the election of the five nominees identified in the accompanying Proxy Statement as directors (Proposal 1) and “FOR” the ratification of the appointment of BDO USA, LLP as PTGi’s independent registered public accounting firm (Proposal 2).

By Order of the Board of Directors,

John D. Filipowicz, Esq.

General Counsel and Corporate Secretary

McLean, Virginia

May 1, 2012

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE AS PROMPTLY AS POSSIBLE BY USING THE INTERNET OR TELEPHONE OR, IF YOU HAVE REQUESTED A PAPER COPY OF THE PROXY MATERIALS AND THE PROXY CARD BY MAIL, BY COMPLETING, SIGNING AND RETURNING THE PROXY CARD IN THE ENVELOPE PROVIDED WITH YOUR PROXY MATERIALS, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. STOCKHOLDERS WHO DECIDE TO ATTEND THE 2012 ANNUAL MEETING MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THEIR SHARES IN PERSON.

AS DESCRIBED IN THE NOTICE, COPIES OF THE PROXY STATEMENT, OUR 2011 ANNUAL REPORT TO STOCKHOLDERS AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2011 ARE AVAILABLE AT www.proxyvote.com.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

7901 Jones Branch Drive

Suite 900

McLean, VA 22102

Annual Meeting of Stockholders

June 12, 2012

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE 2012 ANNUAL MEETING

Why Am I Receiving Proxy Materials?

The Board of Directors (the “Board”) of Primus Telecommunications Group, Incorporated (“PTGi” or the “Company”) is soliciting your proxy to vote at the 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”) to be held at the Ritz-Carlton Tysons Corner, 1700 Tysons Boulevard, McLean, VA 22102, on June 12, 2012, at 10:00 a.m., Eastern Daylight Saving Time, and any adjournments or postponements of the 2012 Annual Meeting. This Proxy Statement is dated April 30, 2012 and PTGi expects to mail the Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders entitled to vote at the 2012 Annual Meeting on or about May 1, 2012. The purpose of the 2012 Annual Meeting and the matters to be acted upon are set forth in this Proxy Statement, the Notice of Annual Meeting of Stockholders and the Notice.

Why Did I Receive a One-page Notice of Internet Availability of Proxy Materials, or the Notice, this Year Instead of a Full Set of Proxy Materials?

The rules and regulations of the Securities and Exchange Commission (the “SEC”) allow us to furnish proxy materials, including this Proxy Statement, our 2011 Annual Report to Stockholders and our Annual Report on Form 10-K for the year ended December 31, 2011, by providing access to such documents on the Internet instead of mailing a printed copy of such proxy materials to each shareholder of record. The Notice provides instructions on how to access and review all of the proxy materials and how to submit your proxy on the Internet. As described in the Notice, any stockholder, at no cost to the stockholder, may request to receive proxy materials in printed form by mail or electronically by e-mail. If you would like to receive a printed or e-mail copy of the proxy materials, you should follow the instructions for requesting such materials in the Notice. Our Proxy Statement, 2011 Annual Report to Stockholders and Annual Report on Form 10-K for the year ended December 31, 2011 are available at www.proxyvote.com and under the “Investor Relations—Proxy Materials” section of our website, www.ptgi.com.

Who Can Vote?

Only stockholders who owned our common stock at the close of business on April 16, 2012 are entitled to vote at the 2012 Annual Meeting. On this record date, there were 13,846,798 shares of our common stock outstanding and entitled to vote. Common stock is our only class of voting stock.

You do not need to attend the 2012 Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for the 2012 Annual Meeting and not revoked prior to the 2012 Annual Meeting, will be voted at the 2012 Annual Meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of PTGi common stock entitles you to one vote.

How Do I Vote?

Whether or not you plan to attend the 2012 Annual Meeting, we urge you to vote by proxy. If you vote by proxy, the individuals named on the proxy card, or your “proxies,” will vote your shares in the manner you indicate. You may specify whether your shares should be voted for the nominees for director or withheld from the nominees for director (or any one or more nominees) and whether your shares should be voted for, against or abstain with respect to the other proposal. Unless a stockholder gives instructions to the contrary, shares of our common stock represented by proxies will be voted in accordance with the Board’s recommendation. Voting by proxy will not affect your right to attend the 2012 Annual Meeting.

If your shares are registered directly in your name through our stock transfer agent, Broadridge Corporate Issuer Solutions, Inc., or you have stock certificates registered in your name, you may vote:

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By Internet or by telephone. Follow the instructions included in the Notice to vote by Internet or telephone. Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Saving Time on June 11, 2012.

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By mail. As described in the Notice, you may request printed proxy materials, in which case you may complete, sign and return the proxy card in the postage pre-paid envelope accompanying the proxy materials so that it is received prior to the 2012 Annual Meeting.

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In person at the 2012 Annual Meeting. If you attend the 2012 Annual Meeting, you may deliver your completed proxy card in person, if you have requested printed proxy materials, or you may vote your shares in person by completing a ballot, which will be available at the 2012 Annual Meeting.

If your shares are held in “street name” (meaning the shares are held in the name of a bank, broker or other nominee who is the record holder), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

•	By Internet or by telephone. Follow the instructions you receive from the bank, broker or other nominee to vote by Internet or telephone.

•	By mail. You will receive instructions from the bank, broker or other nominee explaining how to vote your shares.

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In person at the 2012 Annual Meeting. Contact the bank, broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the 2012 Annual Meeting. You will not be able to vote in person at the 2012 Annual Meeting unless you have a proxy card from your bank, broker or other nominee.

How Does the Board of Directors Recommend I Vote on the Proposals?

The Board recommends that you vote as follows:

•	“FOR” the election of the five nominees for director; and

•	“FOR” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2012.

If any other matter is presented at the 2012 Annual Meeting, including a proposal to adjourn or postpone the 2012 Annual Meeting to permit the Company to solicit additional proxies in favor of any proposal, your proxy provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her discretion. At the time this Proxy Statement was printed, we knew of no matters that need to be acted on at the 2012 Annual Meeting, other than those described in this Proxy Statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the 2012 Annual Meeting.

If you hold your shares as a record holder, you may change or revoke your proxy in any one of the following ways:

•	By re-voting at a subsequent time by Internet or by telephone as instructed above;

•	By signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•	By delivering a signed revocation letter to John D. Filipowicz, the Company’s Secretary, at the address above before the 2012 Annual Meeting, which states that you have revoked your proxy; or

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By attending the 2012 Annual Meeting and voting in person. Attending the 2012 Annual Meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically request at the 2012 Annual Meeting that it be revoked.

Your latest dated proxy card, Internet or telephone vote is the one that is counted.

If your shares are held in the name of a bank, broker or other nominee, you may change your voting instructions by following the instructions of your bank, broker or other nominee.

What if I Receive More Than One Notice or Proxy Card?

You may receive more than one Notice or, if you have requested printed proxy materials, more than one proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name, they will not be voted if you do not vote by Internet, by telephone, by completing, signing and returning your proxy card, if you have requested printed proxy materials, or in person at the 2012 Annual Meeting, as described above under “How Do I Vote?”

If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee who holds your shares as described above under “How Do I Vote?”, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares on Proposal 2 even if it does not receive instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the 2012 Annual Meeting in the manner you desire.

Your bank, broker or other nominee does not have the ability to vote your uninstructed shares in the election of directors. Therefore, if you hold your shares in street name, it is critical that you instruct your bank, broker or other nominee how to vote if you want your vote to be counted for the election of directors (Proposal 1). If you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote in the election of directors, no votes will be cast on Proposal 1 on your behalf.

What is a “Broker Non-Vote”?

A “broker non-vote” will occur if your bank, broker or other nominee cannot vote your shares on a particular matter, such as Proposal 1, because it has not received instructions from you and does not have discretionary voting authority on that matter or because your bank, broker or other nominee chooses not to vote on a matter for which it does have discretionary voting authority. Those shares will not be considered entitled to vote with respect to that matter, but will be treated as shares present for the purpose of determining the presence of a quorum, as described under “What Constitutes a Quorum for the 2012 Annual Meeting?” below.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors	The five nominees for director who receive the most votes (also known as a “plurality” of the votes) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratify Appointment of Our Independent Registered Public Accounting Firm	The affirmative vote of the majority of the shares of PTGi common stock cast at the 2012 Annual Meeting by the holders of common stock present, in person or represented by proxy, and entitled to vote on this proposal, is required to ratify the appointment of our independent registered public accounting firm. Abstentions will have no effect on this proposal. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to appoint our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2012, our Audit Committee may reconsider its appointment.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our inspector of election examine these documents.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by e-mail or other electronic means or by telephone. We will pay these directors and employees no additional compensation for these services. We will ask banks, brokers and other nominees to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their reasonable, out-of-pocket expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the shares of PTGi common stock issued and outstanding and entitled to vote at the 2012 Annual Meeting, is necessary to constitute a quorum at the 2012 Annual Meeting. Votes of stockholders of record who are present at the 2012 Annual Meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists. A quorum is necessary before business may be transacted at the 2012 Annual Meeting except that, even if a quorum is not present, the chairman of the 2012 Annual Meeting or the holders of shares having a majority of the voting power present, in person or by proxy, shall have the power to adjourn the 2012 Annual Meeting from time to time until a quorum is present.

How do I Attend the 2012 Annual Meeting?

The 2012 Annual Meeting will be held on Tuesday, June 12, 2012 at 10:00 a.m., Eastern Daylight Saving Time, at the Ritz-Carlton Tysons Corner, 1700 Tysons Boulevard, McLean, VA 22102. When you arrive at the Ritz-Carlton Tysons Corner, signs will direct you to the appropriate meeting room. You need not attend the 2012 Annual Meeting in order to vote. You must bring with you proof of PTGi share ownership at the close of business on the record date, April 16, 2012, and a valid personal photo identification card, such as a driver’s license or passport, in order to be admitted to the 2012 Annual Meeting. The purpose of this requirement is to assist us in verifying that you are a stockholder of PTGi.

ELECTION OF DIRECTORS

(PROPOSAL 1)

The size of our Board is determined by resolution of the Board, subject to the requirements of our Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Second Amended and Restated By-laws (the “By-laws”). Pursuant to our Certificate of Incorporation, By-laws, and Board resolutions, the number of directors constituting the entire Board has been fixed at five directors. Our Board currently consists of the following five directors: Peter D. Aquino, Mark E. Holliday, Robert M. Pons, Steven D. Scheiwe, and Neil S. Subin.

At our 2011 Annual Meeting, each of Messrs. Aquino, Holliday, Scheiwe and Subin was elected to serve until our 2013 Annual Meeting, as provided by our by-laws, as then in effect. On September 16, 2011, Mr. Pons was appointed to fill a newly created vacancy of the Board until the 2012 Annual Meeting, in accordance with our by-laws, as then in effect. As previously disclosed, on April 24, 2012, our Board approved and adopted the By-laws, which amended and restated our by-laws, as then in effect, to provide that each director will be elected to hold office for a term expiring at the Annual Meeting of Stockholders next following such director’s election and until his or her successor is duly elected and qualified. In connection with the approval and adoption of the By-laws, each director whose term of office was scheduled to expire at the 2013 Annual Meeting agreed to forgo his remaining term as a director beyond the 2012 Annual Meeting and stand for re-election in connection with the 2012 Annual Meeting. As a result, each of Messrs. Aquino, Holliday, Scheiwe and Subin has been nominated for re-election in connection with the 2012 Annual Meeting.

At the 2012 Annual Meeting, at the recommendation of our Nominating and Governance Committee, our Board has nominated each of Messrs. Aquino, Holliday, Scheiwe, Subin and Pons for election or re-election, as applicable, as a director to hold office until the Annual Meeting of Stockholders in 2013 and until his successor is duly elected and qualified.

The proxy holders intend to vote each proxy received from stockholders of record for the election or re-election, as applicable, of all of these nominees, unless otherwise instructed. Pursuant to SEC rules, proxies cannot be voted for a greater number of persons than the number of nominees named.

Each director nominee has consented to be named as a nominee in this Proxy Statement, and we expect each nominee to be able to serve if elected. If any nominee is not able to serve, proxies may be voted for a substitute nominee, or, in the discretion of the Board, the position may be left vacant.

The principal occupations and certain other information about the nominees (including the skills and qualifications that led to the conclusion that they should serve as directors) are set forth below.

The Board unanimously recommends a vote “FOR” the election or re-election, as applicable, of Messrs. Aquino, Holliday, Pons, Scheiwe and Subin as directors.

BOARD OF DIRECTORS

Information Regarding Directors

Set forth below is certain information with respect to our directors. This information has been provided by each director at the request of the Company. None of the directors is related to each other or any executive officer of the Company. Pursuant to Proposal 1 of this Proxy Statement, each of our directors has been nominated by our Board for election or re-election, as applicable, at the 2012 Annual Meeting to hold office until the Annual Meeting of Stockholders in 2013 and until his successor is duly elected and qualified.

Directors

Name	Age	Director Since
Peter D. Aquino	50	2009
Mark E. Holliday (1)(2)(3)	44	2011
Robert M. Pons (1)	55	2011
Steven D. Scheiwe (2)(3)	51	2010
Neil S. Subin (1)(2)(3)	47	2009

(1)	Member of the Compensation Committee. Mr. Subin is the Chairman of this Committee.
(2)	Member of the Audit Committee. Mr. Holliday is the Chairman of this Committee.
(3)	Member of the Nominating and Governance Committee. Mr. Scheiwe is the Chairman of this Committee.

Peter D. Aquino, 50, was named Chairman, President and Chief Executive Officer of PTGi in October 2010 and has served on the PTGi Board since July of 2009. Prior to leading PTGi, Mr. Aquino served as the President and Chief Executive Officer of RCN Corporation (Nasdaq: RCNI) (“RCN”), a Triple Play cable HDTV provider and metro fiber transport company from December 2004 to August 2010. He led RCN through a restructuring, turnaround, and ultimate sale in a go-private transaction in 2010. Previously, Mr. Aquino consulted for Communications Technology Advisors (“CTA”), focusing on restructuring telecom and media companies from 2002 to 2004. Prior to CTA, from 1995 to 2002, Mr. Aquino was the Chief Operating Officer and management consultant for Veninfotel, LLC, one of the first Latin American integrated broadband providers, headquartered in Caracas, Venezuela. As a three year expatriate as COO, Mr. Aquino was responsible for design, construction, and operation of a state-of-the-art high capacity fiber / broadband network in nine major cities throughout Venezuela. Mr. Aquino began his career at New Jersey Bell / Bell Atlantic (now Verizon) in 1983, and advanced through various positions in finance, operations, regulatory, and corporate development before leaving in 1995. Mr. Aquino earned an MBA from George Washington University in Washington, D.C. and a BS of Business Administration from Montclair State University in New Jersey. In addition to serving on PTGi’s Board, he is also on the boards of TiVo, Inc. and the United Way of America.

Mark E. Holliday, 44, has served as a director of PTGi since May 2011. Mr. Holliday is President of Goshawk Capital Corp., an investment firm which he founded in January 2009, and was a partner at Camden Asset Management, LP (“Camden”), a hedge fund focused on convertible arbitrage, from 2003 to 2009. Prior to joining Camden, Mr. Holliday was a portfolio manager at Deephaven Capital Management, LLC from 2001 to 2002 and a principal at Heartland Capital Corp. from 1995 to 2000. Mr. Holliday has served as a director and audit committee chairman of FiberTower Corporation, a provider of backhaul transmission services to wireless carriers, since November 2008 and of YRC Worldwide, Inc., a provider of transportation and global logistics services, since May 2010. Mr. Holliday formerly served as a director and audit committee chairman of Movie Gallery, Inc., which was the second largest video rental company in the United States, from May 2008 to November 2010, and served as chairman of the board of directors from February 2010 to November 2010, and as a director of Clear Choice Health Plans from January 2009 to June 2010. Mr. Holliday also previously served as audit committee chairman for Assisted Living Concepts, Inc., which operated, owned and leased assisted living residences, from 2002 until its acquisition in 2005, and was chairman of the board and a member of the audit committee for Reptron Electronics, Inc. from 2004 until new equity ownership in 2005. Mr. Holliday also was an audit committee member for Teletrac, Inc. from 1999 to 2001. Mr. Holliday earned a B.A. in economics from Northwestern University.

Robert M. Pons, 55, has served as a director of PTGi since September 2011. Mr. Pons is Chairman of LiveWire Mobile, Inc., a comprehensive one-stop digital content solution for mobile carriers, handset manufacturers and media companies, a position he has held since February 2011. From January 2008 until February 2011, Mr. Pons was Senior Vice President of TMNG Global, a leading provider of professional services to the converging communications media and entertainment industries and the capital formation firms that support it. From January 2004 until April 2007, Mr. Pons served as President and Chief Executive Officer of Uphonia, Inc. (previously SmartServ Online, Inc.), a wireless applications service provider. From August 2003 until January 2004, Mr. Pons served as Interim Chief Executive Officer of SmartServ Online, Inc. on a consulting basis. From March 1999 to August 2003, he was President of FreedomPay, Inc., a wireless device payment processing company. During the period January 1994 to March 1999, Mr. Pons was President of Lifesafety Solutions, Inc., an enterprise software company. Mr. Pons has over 25 years of management experience with telecommunications companies including MCI, Inc., Sprint, Inc. and Geotek, Inc. Mr. Pons also currently serves on the board of directors of Network-1 Security Solutions, Inc., an acquirer, developer and licensor of intellectual property, and Proxim Wireless Corporation, a provider of Wi-Fi, Point-to-Point and Point-to-Multipoint 4G wireless network technologies for wireless Internet, video surveillance and backhaul applications and serves as the Vice-Chairman of MRV Communications. He also served on the board of directors of Arbinet Corporation from April 2009 until its acquisition by PTGi in February 2011. Mr. Pons received a B.A. degree from Rowan University.

Steven D. Scheiwe, 51, has served as a director of PTGi since August 2010. Since 2001, Mr. Scheiwe has served as the President of Ontrac Advisors, Inc., a provider of analysis and business management services. Prior to founding Ontrac in 2001, Mr. Scheiwe served as Chief Executive Officer and founding management member of Teletrac, Inc.

(“Teltrac”), where he led a major strategic and financial restructuring. Mr. Scheiwe began his tenure at Teletrac in 1995 as General Counsel and Secretary. From 1988 to 1995, he was a co-founder, General Counsel and Secretary of Premiere Page, Inc., a radio paging business, which completed an initial public offering in 1993 and merged with Arch Wireless in late 1994. Mr. Scheiwe also served as Senior Legal Counsel and Midwest Office Managing Director, Cable Operations at Hardesty, Puckett, Queen & Co., a national business brokerage operation specializing in cable television systems. Mr. Scheiwe currently serves as a member of the board of directors and member of the audit and compensation committees of FiberTower Corporation and serves as the chairman of the board of directors and chairman of the audit committee of Hancock Fabrics Inc., a specialty retailer of fabrics, home textiles and sewing products and on the board of directors of Inner City Media Corporation, Xstelos Holdings, Inc. and WMI Holdings, Inc. In addition to these current public company directorships, within the past five years, Mr. Scheiwe has served on the boards of directors of General Chemical Industrial Products, Inc., Friedman’s, Inc., American Restaurant Group, Inc., Zemex Minerals Group, Inc., Footstar, Inc. and Movie Gallery, Inc. He received a B.A. from the University of Colorado at Colorado Springs and a J.D. with Honors from the Washburn University School of Law.

Neil S. Subin, 47, has served as a director of PTGi since July 2009. Mr. Subin has been the Chairman of the Board of Broadbill Investment Partners, LP, a private investment fund, since 2011. Since its formation in 1991, Mr. Subin has served as managing director and president of Trendex Capital Management, a private investment fund focusing primarily on financially distressed companies. Mr. Subin has served as a director of Institutional Financial Markets, Inc. since 2011, Phospate Holdings, Inc. since November 2010, Hancock Fabrics, Inc. since August 2009, Movie Gallery, Inc. from May 2008 until 2010, and Federal Mogul Corporation since December 2007. In addition, Mr. Subin served as a director of FiberTower Corporation from December 2001 to December 2009. Mr. Subin holds a B.A. in business administration from Brooklyn College.

Analysis of our Directors in Light of Our Business

We are an integrated facilities-based communications services provider offering a portfolio of international and domestic voice, wireless, Internet, Voice over Internet Protocol (“VoIP”), data, colocation and data center services to business and residential customers located primarily in Australia, Canada, and the United States. Our primary markets are Australia and Canada, where we have deployed significant network infrastructure. We classify our services into three categories: Growth Services, Traditional Services and International Carrier Services. Our focus has been on expanding our Growth Services, which includes our broadband, small- and medium-sized enterprise VoIP, Australian on-network local services, data and data center services, to fulfill the demand for high quality, competitively priced communications services.

Our Board has considered the experience, qualifications, attributes and skills of its membership in light of our business and structure, and concluded that each of our existing directors should serve on the Board. In particular, the Board considered:

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Mr. Aquino’s experience as a public company chief executive officer and telecommunications executive and his extensive operating experience with digital, high speed data and voice services, as this experience complements PTGi’s operating and strategic objectives, including in particular our Growth Services objectives.

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Mr. Holliday’s experience as a director, and in particular, an audit committee chairman, for multiple public companies during the past several years, as well as a career spent largely in capital restructuring, special situations and post-bankruptcy turnarounds, as these are valuable skills and experience that PTGi will leverage during this phase of the Company’s life cycle.

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Mr. Pons’s experience in various executive positions in the telecommunications industry and his knowledge regarding intellectual property matters, as well as his service on the board of directors of Arbinet Corporation from April 2009 until its acquisition by PTGi in February 2011, as these are valuable assets to PTGi and the Board.

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Mr. Scheiwe’s experience as the chief executive and a director of multiple telecommunications companies, which provides him with relevant industry experience, his ten years of consulting experience, which provides him with valuable insight into evaluating corporate risk, opportunity and strategic direction, plus his business management experience and experience serving on public company boards of directors and various audit and compensation committees, as all of these are valuable assets to our Board.

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Mr. Subin’s financial acumen, leadership skills and prior experience, as these enable him to understand the complex business and financial issues that PTGi may face and guide PTGi  to respond effectively to such challenges.

Director Independence

Our Board has assessed whether each of the directors serving on the Audit Committee, Compensation Committee and Nominating and Governance Committee is an “independent director” as defined by the listing standards of the New York Stock Exchange (the “NYSE”). We have also adopted director independence standards included in our Corporate Governance Guidelines, which our Board uses to determine if a particular director is independent. The Corporate Governance Guidelines are available under the “Investor Relations—Corporate Governance” section of our website, www.ptgi.com. Our Board has affirmatively determined that each of Messrs.  Holliday, Pons, Scheiwe and Subin is an independent director under NYSE listing standards.

Board Committees

The Board maintains standing Audit, Compensation, and Nominating and Governance Committees.

Audit Committee and Audit Committee Financial Expert

During the year ended December 31, 2011, the Audit Committee held four meetings. The Audit Committee currently consists of Mark E. Holliday (Chairman), Steven D. Scheiwe and Neil S. Subin. John B. Spirtos was on the Audit Committee until the appointment to the Board of Mr. Holliday on May 11, 2011. Mr. Spirtos did not stand for re-election at the 2011 Annual Meeting and, as a result, his term as director expired following such meeting. The Audit Committee has the authority and responsibility to hire an independent registered public accounting firm to audit the Company’s books, records and financial statements, to discuss with such independent registered public accounting firm the results of such audit and review, to conduct periodic independent reviews of the systems of accounting (including systems of internal control), and to make reports periodically to the Board with respect to its findings.

The Board has determined that each current Audit Committee member meets the independence requirements applicable to audit committee members under NYSE listing standards and that each Audit Committee member meets the independence requirements of the SEC under Rule 10A-3(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Of the current committee members, our Board has determined that each of Messrs. Holliday and Scheiwe is an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC.

The Audit Committee is responsible, among its other duties, for engaging, overseeing, evaluating and replacing the Company’s independent registered public accounting firm, pre-approving all audit and non-audit services by the independent registered public accounting firm, reviewing the scope of the audit plan and the results of each audit with management and the independent registered public accounting firm, reviewing the internal audit function, reviewing the adequacy of the Company’s system of internal accounting controls and disclosure controls and procedures, reviewing the financial statements and other financial information included in the Company’s annual and quarterly reports filed with the SEC, and exercising oversight with respect to the Company’s code of ethical conduct (the “Code of Conduct”) and other policies and procedures regarding adherence with legal requirements. The Audit Committee’s duties are set forth in the Audit Committee Charter. A copy of the Audit Committee Charter is available under the “Investor Relations—Corporate Governance—Committee Composition” section of our website, www.ptgi.com.

The Board has considered the service of each of Messrs. Holliday and Scheiwe as members of other audit committees, and determined that their simultaneous service on the audit committees of more than two other public companies does not impair their ability to effectively serve on our Audit Committee. In reaching this determination, the Board considered each of Mr. Holliday’s and Mr. Scheiwe’s substantial experience and understanding of public company financial reporting, accounting principles and audit committee functions acquired throughout the course of his professional career, as well as his availability to devote time and attention to his service on the Audit Committee.

Compensation Committee

During the year ended December 31, 2011, the Compensation Committee held four meetings. The Compensation Committee currently consists of Neil S. Subin (Chairman), Mark E. Holliday and Robert M. Pons. The Compensation Committee is responsible for fixing the compensation of the Chief Executive Officer and the other executive officers, deciding other compensation matters such as those relating to the operation of the Primus Telecommunications Group, Incorporated Management Compensation Plan, as amended (the “Management Compensation Plan”), including the award of equity instruments under the Management Compensation Plan, and administering and approving the Company’s management bonus plan. The Chief Executive Officer recommends to the Compensation Committee the compensation for the other executive officers.

Each of Messrs. Subin, Holliday and Pons is an “independent director” under our Corporate Governance Guidelines and as that term is prescribed by the NYSE listing standards. Under these standards, as applicable, the recommendation and determination of the compensation of the Chief Executive Officer and the Company’s other executive officers rests with the responsibility of those directors who meet the independence requirements prescribed by such standards. A copy of the Compensation Committee Charter is available under the “Investor Relations—Corporate Governance—Committee Composition” section of our website, www.ptgi.com.

Nominating and Governance Committee

During the year ended December 31, 2011, the Nominating and Governance Committee held four meetings. The Nominating and Governance Committee currently consists of Steven D. Scheiwe (Chairman), Mark E. Holliday, and Neil S. Subin. Mr. Spirtos was on the Nominating and Governance Committee until the appointment to the Board of Mr. Holliday on May 11, 2011. Each member of the Nominating and Governance Committee meets the independence requirements under our Corporate Governance Guidelines and as prescribed by the NYSE listing standards.

The Nominating and Governance Committee is responsible for (i) identifying, reviewing and evaluating candidates to serve as directors of the Company, (ii) serving as a focal point for communication between such candidates, non-committee directors and the Company’s senior management, (iii) recommending such candidates to the Board, and (iv) making such other recommendations to the Board regarding the governance affairs relating to the directors of the Company (excluding director compensation, which is the responsibility of the Compensation Committee) and advising the Board with respect to Board composition, procedures and committees. The Nominating and Governance

Committee’s duties are set forth in the Nominating and Governance Committee Charter. A copy of the Nominating and Governance Committee Charter is available under the “Investor Relations—Corporate Governance—Committee Composition” section of our website, www.ptgi.com.

Corporate Governance Guidelines

The Board has approved, following recommendation by the Nominating and Governance Committee, Corporate Governance Guidelines (the “Guidelines”), which address director qualifications and independence standards, responsibilities of the Board, access to management and independent advisors, compensation, review of related-party transactions, orientation and continuing education, Board committees, succession planning, and the Code of Conduct. A copy of the Guidelines is available under the “Investor Relations—Corporate Governance” section of our website, www.ptgi.com.

Director Nomination Process; Departure Policies

The Nominating and Governance Committee has the primary responsibility for identifying, evaluating, reviewing and recommending qualified candidates to serve on the Board. The Nominating and Governance Committee considers the following factors set forth in the Nominating and Governance Committee Charter in selecting candidates for Board service: experience, skills, expertise, diversity (“Diversity Considerations”), personal and professional integrity, character, business judgment, sufficient time to devote to Board matters, conflicts of interest and other relevant factors deemed appropriate in the context of the needs of the Board. In evaluating Diversity Considerations, the Nominating and Governance Committee utilizes an expansive definition of diversity that includes differences of experience, education and talents, among other things. While the Nominating and Governance Committee does not have a formal diversity policy, it seeks to achieve a range of talents, skills and expertise on the Board and evaluates each nominee with regard to the extent to which he or she contributes to this overall mix.

The Nominating and Governance Committee may use multiple sources for identifying director candidates, including its own contacts and referrals from other directors, members of management, the Company’s advisors, and executive search firms. The Nominating and Governance Committee will consider director candidates recommended by stockholders, in accordance with the procedures described below under the heading “Stockholder Proposals,” and will evaluate such director candidates in the same manner in which it evaluates candidates recommended by other sources. For those potential new director candidates who appear upon first consideration to meet the Board’s selection criteria, the Nominating and Governance Committee will conduct appropriate inquiries into their background and qualifications and, depending on the result of such inquiries, arrange for in-person meetings with the potential candidates. Directors are obligated to complete orientation training concerning the Company and required to comply with limitations on outside activities directors may engage in, absent Board approval.

If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2013 Annual Meeting, such stockholder must follow the procedures described below under the heading “Stockholder Proposals.”

The Nominating and Governance Committee is responsible for reviewing and making a recommendation to the Board regarding the continued service of the Company’s directors, (i) based upon service to the Company during a director’s term, attendance, participation, quality of performance and actual or potential conflicts of interest, and (ii) in the event an employee director’s employment with the Company is terminated for any reason or a non-employee director changes his/her primary job responsibility since the time such director was most recently elected to the Board. The Guidelines provide that members of the Company’s management serving on the Board who cease to serve as a member of the Company’s management shall offer his or her resignation from the Board effective on the last date of employment; while the Board need not accept such offer of resignation, in general, a member of the Company’s management shall not continue to serve as a member of the Board following such cessation of employment. The

Guidelines also provide that members of the Board will resign from the Board upon the occurrence of certain specified sanctions, charges or admissions of fault or liability, subject to the Board’s refusal to accept such resignations in certain circumstances.

The Nominating and Governance Committee Charter and the Guidelines are intended to provide a flexible set of criteria for the effective functioning of the Company’s director nomination process. The Nominating and Governance Committee intends to review its Charter and the Guidelines at least annually and anticipates that modifications may be necessary from time to time as the Company’s needs and circumstances evolve, and as applicable legal or listing standards change. The Nominating and Governance Committee or the Board may amend the Nominating and Governance Committee Charter and Guidelines at any time, in which case the most current version will be available on the Company’s website at www.ptgi.com.

Stockholder and other Interested Party Communications with the Board and/or non-Employee Directors

The Board welcomes communications from the Company’s stockholders and other interested parties and has adopted a procedure for receiving and addressing those communications. Stockholders and other interested parties may send written communications to either the full Board or the non-employee directors as a group by writing to the Board or the non-employee directors at the following address: Board of Directors/Non-Employee Directors, Primus Telecommunications Group, Incorporated, 7901 Jones Branch Drive, Suite 900, McLean, Virginia 22102, Attention: Corporate Secretary. Communications by e-mail should be addressed to corpsec@ptgi.com and marked “Attention: Corporate Secretary” in the “Subject” field. The Corporate Secretary will review and forward all communications from stockholders or other interested parties to the intended recipient, except for those communications from stockholders or other interested parties that are outside the scope of Board matters or duplicative of other communications by the applicable stockholder or interested party and previously forwarded to the intended recipient.

Annual Meeting Attendance

During the year ended December 31, 2011, our Board held five meetings. During 2011, each of our directors attended more than 75% of the aggregate number of meetings of our Board held during the period in which he was a director and the committees on which he served during the periods that he served. Directors are expected, absent schedule conflicts, to attend our Annual Meeting of Stockholders each year. All our directors attended the 2011 Annual Meeting of Stockholders, other than Mr. Pons, who was not a director at that time.

Code of Conduct

We have adopted a Code of Conduct applicable to all directors, officers and employees, including the Chief Executive Officer, senior financial officers and other persons performing similar functions. The Code of Conduct is a statement of business practices and principles of behavior that support our commitment to conducting business in accordance with the highest standards of business conduct and ethics. Our Code of Conduct covers, among other things, compliance resources, conflicts of interest, compliance with laws, rules and regulations, internal reporting of violations and accountability for adherence to the Code of Conduct. A copy of the Code of Conduct is available under the “Investor Relations—Corporate Governance” section of our website, www.ptgi.com. Any amendment of the Code of Conduct or any waiver of its provisions for a director, executive officer or senior financial officer must be approved by the Board and will be publicly disclosed, pursuant to applicable SEC and NYSE rules and regulations.

Board Leadership Structure

The Company’s leadership structure consists of a combined Chairman of the Board and Chief Executive Officer and a Lead Independent Director. At this time, the Board believes that it is in the best interests of the Company to have Mr.

Aquino serve as Chairman and Chief Executive Officer to control and implement the short- and long-term strategies of the Company, particularly in view of Mr. Aquino’s in-depth knowledge of PTGi’s business and industry. The Board believes that this joint position provides it with the ability to perform its oversight role over management with the benefit of a management perspective as to the Company’s business strategy and all other aspects of the business. With the position of Lead Independent Director, this governance structure also provides a form of leadership that allows the Board to function distinct from management, capable of objective judgment regarding management’s performance, and enables the Board to fulfill its duties effectively and efficiently. Mr. Subin currently serves as the Company’s Lead Independent Director. The Board also believes that the strength of its independent directors, each of whom serves on the Board without any affiliation with management or any stockholder group, mitigates the risk of any potential conflicts that might result from combining the roles of Chief Executive Officer and Chairman.

The Chairman of the Board’s duties include:

•	presiding over all meetings and strategy sessions of the Board;

•	preparing the agenda for Board meetings with the Corporate Secretary and in consultation with the other members of the Board;

•	ensuring information flows openly between senior management and the Board; and

•	presiding over all meetings of shareholders.

The Lead Independent Director’s duties include:

•	convening executive sessions of the independent directors;

•	setting the agenda of and leading meetings of the independent directors;

•	briefing the Chairman and Chief Executive Officer regarding issues arising during executive sessions, as necessary;

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collaborating with the Chairman and Chief Executive Officer to determine the Board agenda and Board information following consultations with the independent directors and the committee chairpersons; and

•	facilitating Board communication among the independent directors outside of Board meetings.

The Guidelines provide that the Chairman shall be elected annually by the Board following the Annual Meeting of Stockholders and that in the event the Chairman is neither a non-executive nor an “independent” director, the Board shall select another director to serve as “Lead Independent Director” from among the members of the Board that are determined at that time by the Board to be “independent.” The Chairman may be removed as Chairman at any time by a majority of the members of the Board.

Board Role in Risk Oversight

The Board supervises and has control over PTGi’s governance and compliance processes and procedures. As part of this role, the Board has overall responsibility for risk supervision, with a focus on material risks facing the Company. The Board primarily discharges its risk supervision responsibilities through its Audit Committee and Compensation Committee functions, each of which reports its activities to the Board. The risk supervision responsibilities of the Board’s committees include the following:

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Audit Committee. The Audit Committee is responsible for the supervision of risk policies and processes relating to the Company’s financial statements and financial reporting processes. This Committee reviews PTGi’s risk management procedures and policies and discusses with management PTGi’s material operating and financial risk exposures and the manner in which such exposures are managed. The Audit Committee also discusses these potential risks with PTGi’s outside independent registered public accounting firm responsible for auditing PTGi’s books, records and financial statements.

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Compensation Committee. The Compensation Committee is responsible for evaluating potential compensation-related risks and supervising management’s assessment of risks related to employee compensation policies and programs.

•	Nominating and Governance Committee. The Nominating and Governance Committee is responsible for evaluating potential risks related to corporate policies and procedures.

PTGi’s Chief Executive Officer and other members of the Company’s senior management team primarily design, implement, execute and monitor PTGi’s risk management policies and procedures. The Audit Committee meets with our senior management team periodically to review PTGi’s risk management practices.

Compensation of Directors

Annual Cash Compensation. For 2011, the Company paid non-employee directors the following fees on a quarterly basis in arrears: (i) $40,000 annual fee for each non-employee director; (ii) $20,000 annual retainer for the Lead Independent Director; (iii) $15,000 annual retainer for the Chair of the Audit Committee; (iv) $10,000 annual retainer for the Chair of the Compensation Committee; (v) $7,500 annual retainer for the Chair of the Nominating and Governance Committee; and (vi) $5,000 annual retainer for each non-Chair committee membership (other than with respect to the special committee described below). In addition, the Company paid certain directors who were members of a special committee a monthly retainer of $7,500 for service, commencing in September 2011. Such amounts are prorated for non-employee directors who are elected or appointed during the year. The Company also reimburses non-employee directors for their expenses. Employees of the Company who also serve as directors do not receive compensation for service on the Board. Since Mr. Aquino serves as the Company’s President and Chief Executive Officer, he does not receive any compensation for his service as a director.

Stock-Based Compensation. Commencing with the 2011 Annual Meeting, unless otherwise provided by the Compensation Committee, immediately following each Annual Meeting of Stockholders during the term of the Management Compensation Plan and for which equity is available under such plan, each non-employee director will be granted an award of 5,000 restricted stock units (“RSUs”) and stock options to purchase 10,000 shares of our common stock with an exercise price per share equal to the fair market value of a share of our common stock on the date of grant. Each RSU award will vest in two equal installments on the first and second anniversary of the grant date (subject to continued service as a non-employee director through each applicable vesting date). Each stock option so granted will vest and become exercisable ratably in three installments commencing on the date of grant and each of the first two anniversaries thereafter (subject to continued service as a non-employee director through each applicable vesting date). All other terms and conditions of the grants will be established by the Compensation Committee and set forth in the non-employee director’s award agreement. In accordance with this policy, on August 10, 2011, the Compensation Committee awarded each of Messrs. Holiday, Scheiwe and Subin (i) 5,000 RSUs, vesting 50% on August 10, 2012 and 50% on August 10, 2013 (subject to continued service as a non-employee director through each applicable vesting date) and (ii) stock options to purchase 10,000 shares of our common stock with an exercise price per share equal to $11.71, vesting ratably in three installments commencing on August 10, 2011 and each of August 10, 2012 and 2013 (subject to continued service as a non-employee director through each applicable vesting date).

If a non-employee director is first appointed to the Board by the Board, and not at an Annual Meeting of Stockholders, pursuant to the Management Compensation Plan, the Compensation Committee shall grant the newly appointed director, as of the date of appointment, a pro rata annual director award for the estimated service period until the next Annual Meeting of Stockholders. In accordance with this policy, upon Mr. Pons’s appointment to the Board on September 16, 2011, the Compensation Committee awarded Mr. Pons (i) 4,583 RSUs, vesting 50% on September 16, 2012 and 50% on September 16, 2013 (subject to continued service as a non-employee director through each applicable vesting date) and (ii) stock options to purchase 9,166 shares of our common stock at an exercise price per share equal to $12.09, vesting ratably in three installments commencing on September 16, 2011 and each of September 16, 2012 and 2013 (subject to continued service as a non-employee director through each applicable vesting date). Also, upon Mr. Holliday’s appointment to the Board on May 11, 2011, the Compensation Committee awarded Mr. Holliday (i) 1,250 RSUs, vesting 50% on May 11, 2012 and 50% on May 11, 2013 (subject to continued service as a non-employee director through each applicable vesting date) and (ii) stock options to purchase 2,500 shares of our common stock at an exercise price per share equal to the fair market value of a share of our common stock on the date of grant, vesting ratably in three installments commencing on May 11, 2011 and each of May 11, 2012 and 2013 (subject to continued service as a non-employee director through each applicable vesting date).

In addition, on August 9, 2011, in consideration for his services in connection with our exchange offers and consent solicitation related to our 10.00% Senior Secured Notes due 2017, Mr. Subin received a one-time grant of 20,000 RSUs, vesting one-third on December 31, 2011, one-third on December 31, 2012 and one-third on December 31, 2013 (subject to continued service as a non-employee director through each applicable vesting date).

Non-Employee Director Compensation Table

The following table provides compensation information for the year ended December 31, 2011 for each non-employee director:

Director	Fees Earned or Paid In Cash	Stock Awards (1)	Option Awards (2)	Total
Steven D. Scheiwe (3)	$85,672	$58,550	$46,743	$190,965
John B. Spirtos (4)	$21,813	—	—	$21,813
Neil S. Subin (5)	$102,610	$298,950	$46,743	$448,303
Robert M. Pons (6)	$1,688	$55,408	$44,015	$101,111
Mark E. Holliday (7)	$73,141	$76,175	$59,531	$208,847

(1)	These amounts represent the aggregate grant date fair value of RSUs granted in 2011 computed in accordance with FASB ASC Topic 718, formerly SFAS No. 123(R)(“ASC 718”). A discussion of the assumptions used in determining grant date fair value may be found in Note 13 to our Financial Statements, included in our Annual Report on Form 10-K for the year ended December 31, 2011.
(2)	These amounts represent the aggregate grant date fair value of stock option awards granted in 2011 computed in accordance with ASC 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 13 to our Financial Statements, included in our Annual Report on Form 10-K for the year ended December 31, 2011.
(3)	As of December 31, 2011, Mr. Scheiwe had 6,667 RSUs outstanding and 20,000 stock options, of which 9,999 options were vested and 10,001 were unvested. Mr. Scheiwe received grants of 5,000 RSUs and 10,000 stock options on August 10, 2011. The RSUs and stock options had an aggregate grant date fair value of $105,293 based on the closing price of PTGi common stock on August 10, 2011 of $11.71.
(4)	Mr. Spirtos did not stand for re-election at the 2011 Annual Meeting of Stockholders held on August 10, 2011; therefore, his cash fees were prorated based on his term of service during 2011. Mr. Spirtos did not receive any stock or option awards in 2011 and did not own any RSUs or options as of December 31, 2011.
(5)	As of December 31, 2011, Mr. Subin had 30,833 RSUs outstanding and 20,000 stock options, of which 9,999 options were vested and 10,001 were unvested. Mr. Subin received grants of 5,000 RSUs and 10,000 stock options on August 10, 2011. The RSUs and stock options had an aggregate grant date fair value of $105,293 based on the closing price of PTGi common stock on August 10, 2011 of $11.71. Mr. Subin also received a grant of 20,000 RSUs on August 9, 2011, which had an aggregate grant date fair value of $240,400 based on the closing price of PTGi common stock on August 9, 2011 of $12.02.
(6)	As of December 31, 2011, Mr. Pons had 4,583 RSUs outstanding and 9,166 stock options, of which 3,055 options were vested and

6,111 were unvested. Mr. Pons received grants of 4,583 RSUs and 9,166 stock options on September 16, 2011. The RSUs and stock options had an aggregate grant date fair value of $99,423 based on the closing price of PTGi common stock on September 16, 2011 of $12.09.
(7)	As of December 31, 2011, Mr. Holliday had 6,250 RSUs outstanding and 12,500 stock options, of which 4,166 options were vested and 8,334 were unvested. Mr. Holliday received grants of 1,250 RSUs and 2,500 stock options on May 11, 2011, which together had an aggregate grant date fair value of $30,413 based on the closing price of PTGi common stock on May 11, 2011 of $14.10. Mr. Holliday received grants of 5,000 RSUs and 10,000 stock options on August 10, 2011. The RSUs and stock options had an aggregate grant date fair value of $105,293 based on the closing price of PTGi common stock on August 10, 2011 of $11.71.

Stock Ownership Guidelines

Our Board believes that directors more effectively represent the best interests of the Company if they are stockholders themselves. To ensure that linkage to stockholders occurs among the fiduciaries of the Company, the Guidelines provide that members of the Board are strongly encouraged to have equity ownership in the Company. In general, it is expected that within three (3) years after initial election or appointment to the Board, each member of the Board should own a minimum of $100,000 in common stock of the Company as of December 31st of such year (with such value to be determined as the higher of (i) the market value on December 31st of such year or (ii) the cost of the common stock at the time of purchase or vesting).

Currently, Mr. Aquino and Mr. Subin are the only directors that have served on the Board for three (3) years, and each of them meets these stock ownership guidelines.

EXECUTIVE OFFICERS, EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

Executive officers are elected by and serve at the discretion of the Board. Set forth below is information regarding our executive officers as of April 16, 2012.

Name	Age	Position
Peter D. Aquino	50	Chairman of the Board of Directors, President and Chief Executive Officer

Kenneth D. Schwarz	59	Chief Financial Officer and Senior Vice President, Information Technology

John D. Filipowicz	53	General Counsel, Corporate Secretary, Chief Compliance Officer and Chief Administrative Officer

Richard Ramlall	55	Senior Vice President, Corporate Development and Chief Communications Officer

James C. Keeley	46	Vice President, Corporate Controller and Treasurer

Andrea L. Mancuso	41	Associate General Counsel & Assistant Corporate Secretary

Peter D. Aquino. Mr. Aquino’s biography can be found under “Board of Directors—Information Regarding Directors.”

Kenneth D. Schwarz, 59, joined the Company as Chief Financial Officer and Senior Vice President, Information Technology on July 5, 2011. Prior to joining PTGi, from January 2008 through June 2011, Mr. Schwarz served as President of Simplexity, LLC, an Internet wireless retailer that acquired the assets of InPhonic, Inc. in bankruptcy, and led the company through a financial restructuring. From August 2007 to December 2007, Mr. Schwarz had served as Chief Financial Officer of InPhonic. Prior to joining InPhonic, Mr. Schwarz served in executive positions at Intersections Inc., a provider of identity management solutions, from May 1999 to January 2007, including President, Consumer Solutions from January 2005 to January 2007 and Executive Vice President and Chief Financial Officer from May 1999 to December 2004. Mr. Schwarz previously held positions with WinStar Telecommunications, Inc., Cable & Wireless, Inc., TeleSpectrum, Inc., Unitel Communications, Inc., National Telephone Services, Inc., Applied Graphics Technology, Inc., MCI Communications Corporation, and Deloitte & Touche LLP. Mr. Schwarz is the Chairman of the Board of Directors of ProActive Schools, Inc. He is a certified public accountant and holds a B.S. and an M.B.A. from Indiana University.

John D. Filipowicz, 53, joined the Company as Chief Administrative Officer in May 2011. In August 2011, he became the Company’s Acting General Counsel, Corporate Secretary and Chief Compliance Officer, as well as his previous position of Chief Administrative Officer and since March 2012, he has been the Company’s General Counsel, Corporate Secretary, Chief Compliance Officer, as well as his previous position of Chief Administrative Officer. Mr. Filipowicz has worked with small and mid-size telecommunications companies in the areas of legal, operations, human resources, integration, sales, and marketing. From 1988 to 2009, Mr. Filipowicz held a number of executive positions at RCN Corporation (“RCN”) and its predecessor companies, including President of RCN’s Residential Markets, General Manager of its Philadelphia and Pennsylvania markets, Senior Vice President and Chief Administrative Officer; Senior Vice President of Human Resources, and Acting General Counsel. Prior to RCN, he served as Acting General Counsel and Corporate Secretary of Commonwealth Telephone Company, Mercom, Inc. and Cable Michigan. Mr. Filipowicz holds a Juris Doctor from Thomas M. Cooley Law School and a Bachelor of Arts in government from St. Lawrence University.

Richard Ramlall, 55, joined the Company as Senior Vice President, Corporate Development and Chief Communications Officer in November 2010. Mr. Ramlall most recently served as Senior Vice President Strategic External Affairs and Programming at RCN. His tenure at RCN extended from March 2005 to August 2010, during which he led the company’s regulatory, government affairs, programming, and investor relations and public relations efforts. Before joining RCN, he served as Senior Managing Director and Executive Vice President of Spencer Trask Media and Communications Group, LLC. Mr. Ramlall served as Vice President and Managing Director for Strategy, Marketing and International Government Affairs for Bechtel Telecommunications. Mr. Ramlall was also Executive Director for International Business Affairs for Bell Atlantic International and he spent more than 18 years in Verizon and its predecessor organizations, serving in a variety of executive positions including strategy, government affairs, marketing, business development, regulatory and legal positions. He currently serves as a board member of Evolving Systems, Inc. and the Alzheimer’s Association, National Capital Area Chapter. Mr. Ramlall holds a Bachelor of Science in Business Administration and an MGA (Technology Management) from the University of Maryland.

James C. Keeley, 46, joined the Company as Vice President of Finance in May 2009, became an executive officer (Vice President—Corporate Controller) in October 2009, Acting Chief Financial Officer (Principal Financial Officer) in September 2010, Treasurer in March 2011 and Corporate Controller (Principal Accounting Officer) in May 2011. Mr. Keeley has over 20 years of financial reporting and accounting experience with both private and public companies. Prior to joining the Company, Mr. Keeley was a self-employed consultant providing finance and accounting services from August 2008 to May 2009. From November 2006 to August 2008, Mr. Keeley was Vice President—Consumer Investment Banking at FBR Capital Markets Corporation. Prior to November 2006, Mr. Keeley held various financial reporting and accounting positions with 3SI Security Systems, Inc. and with two publicly traded companies, The Pep Boys—Manny, Moe & Jack and David’s Bridal, Inc. Mr. Keeley is a certified public accountant. Mr. Keeley holds a Bachelor of Science from Fairmont State College.

Andrea L. Mancuso, 41, joined the Company as Associate General Counsel in November 2011 and became Assistant Corporate Secretary in March 2012. Prior to joining the Company, from August 2010 to September 2011, Ms. Mancuso was Senior Counsel and Assistant Corporate Secretary of SRA International, Inc. and provided leadership and expertise to expedite the sale of SRA to a private equity firm. From March 2002 to September 2009, Ms. Mancuso was a Corporate & Securities Associate at Arnold & Porter LLP law firm advising clients on securities law matters and corporate transactions. Ms. Mancuso is a certified public accountant and, prior to becoming an attorney, held various accounting positions. Ms. Mancuso holds a Juris Doctor from Georgetown Law Center and a Bachelor of Science from Lehigh University.

Summary Compensation Table

The following table sets forth, for the fiscal years ended December 31, 2011 and 2010, the total compensation paid or accrued to our Chief Executive Officer, our Chief Financial Officer and our two most highly compensated executive officers other than our Chief Executive Officer and Chief Financial Officer whose total compensation exceeded $100,000 for the fiscal year ended December 31, 2011 for services to the Company or its subsidiaries (collectively, the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1)		Option Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Aquino, Peter D. (4) Chief Executive Officer and President	2011	650,000	702,000	4,896,163	(5)	—	14,006	6,262,169
	2010	175,417	133,918	1,987,704	(6)	28,428	14,621	2,340,087

Schwarz, Kenneth D. (7) Chief Financial Officer and Senior Vice President, Information Technology	2011	162,500	175,500	497,682	(8)	—	2,438	838,120

Ramlall, Richard (9) Senior Vice President, Corporate Development and Chief Communications Officer	2011	235,417	126,727	467,069	(10)	—	6,000	835,213

Keeley Jr., James C.	2011	282,667	179,866	260,287	(11)	—	4,900	727,720
Vice President, Corporate Controller and Treasurer	2010	238,000	97,447	49,000	(12)	—	4,900	389,347

(1)	These amounts represent the aggregate grant date fair value of RSUs granted in 2011 or 2010, as applicable, computed in accordance with FASB ASC Topic 718, formerly SFAS No. 123(R) (“ASC 718”). A discussion of the assumptions used in determining grant date fair value may be found in Note 13 to our Financial Statements, included in our Annual Report on Form 10-K for the year ended December 31, 2011.
(2)	These amounts represent the aggregate grant date fair value of stock option awards granted in 2011 or 2010, as applicable, computed in accordance with ASC 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 13 to our Financial Statements, included in our Annual Report on Form 10-K for the year ended December 31, 2011.
(3)	The amounts in this column represent matching contributions made by the Company to the Company’s 401(k) plan on behalf of each of the Named Executive Officers. In addition, in 2011 Mr. Aquino received $8,006 in reimbursement for financial service fees and medical expenses, and in 2010 Mr. Aquino received $8,621 in reimbursement for attorney’s fees.
(4)	Mr. Aquino became the Company’s Chief Executive Officer and President in October 2010. Therefore, his 2010 salary as Chief Executive Officer and President was prorated from his start date. In 2010, prior to becoming Chief Executive Officer and President, Mr. Aquino earned $30,000 in cash (which has been included in his salary amount for such year) and received an award of 10,000 options with an exercise price of $7.60 and an aggregate grant date fair value of $28,428 for serving on our Board.
(5)

Pursuant to the Short Term Incentive Award (as defined under “Narrative Disclosure to Summary Compensation Table—Employment Agreement with Peter D. Aquino”), on January 1, 2011, Mr. Aquino was granted 124,760 RSUs. One-half of these RSUs vest on time-based vesting conditions only and one-half of these RSUs vest on both time-based and performance-based vesting conditions (conditional on the Company achieving Board approved financial targets in 2011, which were fully-satisfied as of December 31, 2011). The aggregate grant date fair value of these RSUs was $1,568,233, which reflects the achievement of the highest performance level under the terms of the grant. Pursuant to the Second Long Term Incentive Award (as defined under “Narrative Disclosure to Summary Compensation Table—Employment Agreement with Peter D. Aquino”), on July 1, 2011, Mr. Aquino received an award covering the period between July 1, 2011 and March 31, 2014, whereby if the Company’s common stock closed at or above $16.00, Mr. Aquino would receive either (at the Company’s option) 54,834 RSUs or a cash award of $877,344. Assuming the Company elected to issue RSUs, the aggregate grant date fair value of this award was $822,510, which reflects the achievement of the highest performance level under the terms of the grant. Because the Company issued more than 1,288,000 shares in February 2011 in connection with the Company’s acquisition of Arbinet, as required by the terms of the Aquino Employment Agreement (as defined under “Narrative Disclosure to Summary Compensation Table – Employment Agreement with Peter D. Aquino”), Mr. Aquino was granted 80,820 shares of restricted stock with an aggregate grant date fair value of $1,260,792 on February 28, 2011; 26,940 RSUs with an aggregate grant date fair value of $420,264 on February 28, 2011; and 26,940 RSUs with an aggregate grant date fair value of $420,264 on February 28, 2011. Also as a result of the issuance of shares discussed above and pursuant to the Aquino Employment Agreement, Mr. Aquino’s Second Long Term Incentive Award was increased such that, upon satisfaction of the conditions of such award, Mr. Aquino would receive (at the Company’s option) an additional 26,940 RSUs or an additional cash award of $431,040. Assuming the Company elected to issue RSUs in satisfaction of the Second Long Term Incentive Award, the aggregate grant date fair value of this increase in such award was $404,100 on July 1, 2011.
(6)	On October 12, 2010, Mr. Aquino received a grant of 164,500 shares of restricted stock from the Company, which had an aggregate grant date fair value of $1,192,625. Pursuant to the Initial Long Term Incentive Award (as defined under “Narrative Disclosure to Summary Compensation Table—Employment Agreement with Peter D. Aquino”), on October 12, 2010, Mr. Aquino received an award covering the period between October 12, 2010 and June 30, 2011, whereby if the Company’s common stock closed at or above the following prices, Mr. Aquino would receive either (at the Company’s option): at $12.00, 54,833 RSUs or a cash award of $657,996; at $14.00, 54,833 RSUs or a cash award of $767,662; and at $16.00, 54,834 RSUs or a cash award of $877,344. Using $14.00 as the probable outcome of these conditions and assuming the Company elected to issue RSUs, the aggregate grant date fair value of this award was $795,079. If the highest level of performance conditions was achieved, the aggregate grant date fair value of this award would be $1,192,625.
(7)	Mr. Schwarz joined the Company as Chief Financial Officer and Senior Vice President, Information Technology in July 2011. Therefore, his 2011 salary was prorated from his start date.
(8)	Mr. Schwarz was granted 22,807 RSUs on July 5, 2011 pursuant to the Company’s 2011 Short Term Incentive Award program. One-half of these RSUs vest on time-based vesting conditions only and one-half of these RSUs vest on both time-based and performance-based vesting conditions (conditional on the Company achieving Board approved financial targets in 2011). The aggregate grant date fair value of these RSUs was $345,982, which reflects the achievement of the highest performance level under the plan. Mr. Schwarz was also granted 15,000 RSUs on July 5, 2011 pursuant to the Company’s Long Term Incentive Award program, whereby, if the Company’s common stock closes at or above the following prices at any time prior to April 15, 2014, Mr. Schwarz will receive: at $18.00, 5,000 RSUs; at $24.00, 5,000 RSUs; and at $30.00, 5,000 RSUs. Using $24.00 as the probable outcome of these conditions, the aggregate grant date fair value of this award was $151,700. If the highest level of performance conditions is achieved, the aggregate grant date fair value of this award would be $227,550.
(9)	No data is reported for 2010 because Mr. Ramlall first became a Named Executive Officer in 2011.
(10)	Mr. Ramlall was granted 15,789 RSUs on July 5, 2011 pursuant to the Company’s 2011 Short Term Incentive Award program. One-half of these RSUs vest on time-based vesting conditions only and one-half of these RSUs vest on both time-based and performance-based vesting conditions (conditional on the Company achieving Board approved financial targets in 2011). The aggregate grant date fair value of these RSUs was $239,519, which reflects the achievement of the highest performance level under the plan. Mr. Ramlall was also granted 20,000 RSUs on July 5, 2011 pursuant to the Company’s Long Term Incentive Award program, whereby, if the Company’s common stock closes at or above the following prices at any time prior to April 15, 2014, Mr. Ramlall will receive: at $18.00, 10,000 RSUs; at $24.00, 5,000 RSUs; and at $30.00, 5,000 RSUs. Using $24.00 as the probable outcome of these conditions, the aggregate grant date fair value of this award was $227,550. If the highest level of performance conditions is achieved, the aggregate grant date fair value of this award would be $303,400.
(11)

Mr. Keeley was granted 13,158 RSUs on July 5, 2011 pursuant to the Company’s 2011 Short Term Incentive Award program. One-half of these RSUs vest on time-based vesting conditions only and one-half of these RSUs vest on both time-based and performance-based vesting conditions (conditional on the Company achieving Board approved financial targets in 2011). The aggregate grant date fair value of these RSUs was $199,607, which reflects the achievement of the highest performance level under the plan. Mr. Keeley was also granted 6,000 RSUs on July 5, 2011 pursuant to the Company’s Long Term Incentive Award program, whereby, if the Company’s common stock closes at the following prices at any time prior to April 15, 2014, Mr. Keeley will receive: at $18.00, 2,000 RSUs; at $24.00, 2,000 RSUs; and at $30.00, 2,000 RSUs. Using $24.00 as the probable outcome of these conditions, the aggregate grant date fair value of this award was $60,680. If the highest level of performance conditions is achieved, the aggregate grant date fair value of this award would be $91,020.
(12)	Mr. Keeley was granted 5,000 RSUs on November 8, 2010. The aggregate grant date fair value of these RSUs was $49,000.

Narrative Disclosure to Summary Compensation Table

Employment Agreement with Peter D. Aquino. In October 2010, we entered into an employment agreement with Peter D. Aquino, our Chairman, President and Chief Executive Officer (the “Aquino Employment Agreement”). The Aquino Employment Agreement provides for a term of employment beginning on October 12, 2010 (the “Start Date”) until the earlier of (1) March 31, 2014, (2) the termination of Mr. Aquino’s employment by either party by written notice of termination given to the other party at least six months in advance of such termination, or (3) Mr. Aquino’s death or disability. Pursuant to the Aquino Employment Agreement, Mr. Aquino will earn an annualized base salary of $650,000 from the Start Date until December 31, 2011, an annualized base salary of $700,000 from January 1, 2012 to December 31, 2012, and an annualized base salary of $750,000 from January 1, 2013 to March 31, 2014. Mr. Aquino will also be entitled to annual calendar year performance bonuses, with a target cash bonus of 100% of his base salary (the “Target Bonus”) upon accomplishment of certain performance objectives established by the Compensation Committee of the Board. Further, while employed, the Company will pay the premiums on a disability insurance policy for Mr. Aquino and reimburse Mr. Aquino for up to $10,000 in out of pocket medical expenses and financial planning services per year. The Company also agreed to reimburse Mr. Aquino for up to $15,000 in out of pocket legal expenses for the negotiation of the Aquino Employment Agreement, which resulted in a payment of $8,621 in 2010.

In addition to the foregoing, the Aquino Employment Agreement provides for four different cash, restricted stock or RSU awards payable to Mr. Aquino. First, Mr. Aquino received a grant of 164,500 restricted shares of common stock of the Company (the “Initial Award”) pursuant to the Company’s Management Compensation Plan. The restricted shares subject to the Initial Award vest in three installments of 54,833 shares, 54,833 shares and 54,834 shares, provided Mr. Aquino is still employed with the Company on each such vesting date, on January 1, 2011, January 1, 2012 and January 1, 2013, respectively.

Second, the Aquino Employment Agreement provides for an initial long term incentive award (the “Initial Long Term Incentive Award”) to reflect a significant and substantial increase above the trailing 60 day average share price of the Company’s common stock prior to the Start Date. The Initial Long Term Incentive Award was composed of three separate award tranches, payable on June 30, 2011 in cash or RSUs at the Company’s option. If the closing price of the Company’s common stock reached $12.00 any time prior to July 1, 2011, Mr. Aquino was to receive $657,996 or 54,833 RSUs. If the closing price of the Company’s common stock reached $14.00 any time prior to July 1, 2011, Mr. Aquino was to receive $767,662 or 54,833 RSUs. If the closing price of the Company’s common stock reached $16.00 any time prior to July 1, 2011, Mr. Aquino was to receive $877,344 or 54,834 RSUs. Due to the closing price of the Company’s common stock prior to July 1, 2011, Mr. Aquino earned the first and second tranche of the Initial Long Term Incentive Award and the Company determined to pay such award in RSUs, while the third tranche of the Initial Long Term Incentive Award was forfeited.

Third, the Aquino Employment Agreement provides for a second long term incentive award (the “Second Long Term Incentive Award” and, together with the Initial Long Term Incentive Award, the “Long Term Incentive Award”) covering the period commencing on July 1, 2011 through March 31, 2014. The Second Long Term Incentive Award is composed of three separate award tranches, payable within 30 days after the target closing price with respect to an applicable tranche is attained, and is payable in cash or RSUs at the Company’s option. If the closing price of the Company’s common stock reaches $12.00 any time between July 1, 2011 and March 31, 2014, Mr. Aquino will receive $657,996 or 54,833 RSUs. If the closing price of the Company’s common stock reaches $14.00 any time between July 1, 2011 and March 31, 2014, Mr. Aquino will receive $767,662 or 54,833 RSUs. If the closing price of the Company’s common stock reaches $16.00 any time between July 1, 2011 and March 31, 2014, Mr. Aquino will receive $877,344 or 54,834 RSUs. However, each respective tranche under this Second Long Term Incentive Award will only be awarded to the extent that the corresponding tranche was not previously awarded under the Initial Long Term Incentive Award. Because Mr. Aquino earned the first and second tranches under the Initial Long Term Incentive Award, only the third tranche of the Second Long Term Incentive Award was granted and could potentially be payable to Mr. Aquino.

Fourth, the Aquino Employment Agreement provides for three different short term incentive awards to be granted on each of January 1, 2011, 2012 and 2013 (together, the “Short Term Incentive Awards” and each, a “Short Term Incentive Award”) of up to an aggregate $5,040,000 in cash or RSUs, at the option of the Company. The vesting of each respective Short Term Incentive Award amount will be based on time and performance. At the time each Short Term Incentive Award is first payable or to vest, one-half of the possible total amounts of such respective award will be payable or qualified to vest to Mr. Aquino based on his continued employment at that time. The amount of the other one-half of such Short Term Incentive Award that will become payable or vest will be determined at the time such award is first payable or to vest and be based on achievement of certain operational objectives, established by the Compensation Committee of the Board, in the one-year period following the initial grant of the respective Short Term Incentive Award. The Company elected to award the first Short Term Incentive Award in 124,760 RSUs, which will vest equally over a three-year period on March 31, 2012, March 31, 2013 and March 31, 2014. The second Short Term Incentive Award will be in an amount up to $1,680,000 in cash or RSUs and will be payable or vest equally over a two-year period on March 31, 2013 and March 31, 2014. The third Short Term Incentive Award will be in an amount up to $1,800,000 in cash or RSUs and will be payable or vest on March 31, 2014. The amount of RSUs to be awarded is determined based on the award amount divided by the trailing 10 day average closing price of the Company’s common stock.

The Aquino Employment Agreement also provides for an increase in the number of shares of the Company’s common stock subject to the Initial Award and the Long Term Incentive Award if the Company issues, within 10 months of the Start Date, more than 1,288,000 shares of the Company’s common stock other than in connection with (i) the exercise, conversion or exchange of previously issued equity securities, (ii) the exercise, conversion or exchange of previously issued or subsequently issued debt securities or securities issued pursuant to clauses (iii) or (iv) below, (iii) securities issued pursuant to grants to employees and consultants of the Company, or (iv) securities issued pursuant to any public offering (the “New Shares”). The amount of the increase would be equal to five percent of the New Shares and be deemed made as of October 12, 2010. Such increase would first be divided equally between the Initial Award and the Long Term Incentive Award, and would then be further divided pro rata among the various vesting tranches pertaining to the Initial Award and the Long Term Incentive Award. Because the Company issued more than 1,288,000 of New Shares in February 2011, the number of shares subject to Mr. Aquino’s Initial Award and Long Term Incentive Award were increased accordingly. See Note 4 to the Summary Compensation Table above.

Mr. Aquino is subject to non-compete and non-solicit restrictive covenants during the term of his employment and for a period of one year (regardless of how, when or why Mr. Aquino’s employment terminates) following the termination of his employment. Mr. Aquino is also subject to restrictive covenants prohibiting disclosure of confidential information and intellectual property of the Company.

Offer Letter with Kenneth Schwarz. On June 17, 2011, the Company entered into an employment letter agreement with Kenneth Schwarz, our Chief Financial Officer and Senior Vice President, Information Technology (the

“Schwarz Offer Letter”). Pursuant to the terms of the Schwarz Offer Letter, Mr. Schwarz receives an annual base salary of $325,000 and an annual discretionary bonus of up to 50% of his base salary, based on the Company’s and Mr. Schwarz’s achievement of performance criteria established by the Compensation Committee of the Board. The Schwarz Offer Letter also provides that Mr. Schwarz is eligible to participate in the Company’s equity award plans.

Offer Letter with Richard Ramlall. On November 2, 2010, the Company entered into an employment letter agreement with Richard Ramlall, our Senior Vice President, Corporate Development and Chief Communications Officer (the “Ramlall Offer Letter”). Pursuant to the terms of the Ramlall Offer Letter, Mr. Ramlall receives an annual base salary of $225,000 and an annual discretionary bonus of up to 40% of his base salary, based on the Company’s and Mr. Ramlall’s achievement of performance criteria established by the Compensation Committee of the Board. Effective August 1, 2011, Mr. Ramlall’s base salary was increased to $250,000 for increased responsibilities as President of U.S. Retail. The Ramlall Offer Letter also provides that Mr. Ramlall is eligible to participate in the Company’s equity award plans.

Offer Letter with James C. Keeley. On March 22, 2011, the Company entered into an employment letter agreement with James C. Keeley, our Vice President, Corporate Controller and Treasurer (the “Keeley Offer Letter”), which superseded the previous employment letter agreement with Mr. Keeley, dated May 9, 2009. Pursuant to the terms of the Keeley Offer Letter, effective April 1, 2011, Mr. Keeley received an annual base salary of $285,000 and an annual discretionary bonus of up to 50% of his base salary, based on the Company’s and Mr. Keeley’s achievement of certain performance criteria established by the Compensation Committee of the Board. Effective August 1, 2011, since Mr. Keeley was no longer serving as Acting Chief Financial Officer, the Board reduced Mr. Keeley’s base salary to $250,000. The Keeley Offer Letter also provides that Mr. Keeley is eligible to participate in the Company’s equity award plans.

Annual Bonus Determinations.

Overall cash incentive bonuses for the Named Executive Officers are payable based upon the following criteria: (i) the Company’s operating and financial performance (principally performance relative to revenue, EBITDA and EBITDA less Capital Expenditure targets); (ii) success in strengthening the balance sheet and improving the liquidity position of the Company; (iii) ensuring compliance with SEC and Sarbanes-Oxley requirements; and (iv) accomplishing individual goals and objectives set by the Company’s Chairman and Chief Executive Officer as well as the Board. Payouts were made after consideration of the foregoing criteria and emphasis on individualized efforts. Incentive compensation consists of cash bonuses and awards made under the Management Compensation Plan, and the objective is to motivate executives annually, and to promote long-term growth. We refer to these opportunities as “bonus” opportunities consistent with historical practice. In the latter half of the first quarter of each year, the Compensation Committee generally decides whether to grant individual cash bonuses and determines the amount of these bonuses and awards. The performance bonus targets for 2011 for the Company’s Named Executive Officers were based on the criteria stated above. The Compensation Committee’s review of bonuses was based on its knowledge of the Company, its contact with the executives throughout the year and a review of performance, with a primary focus on individual performance as described above.

Incentive bonus awards paid for 2011 performance were awarded on a case-by-case basis, at the discretion of the Compensation Committee and without any standardized weighting of the foregoing criteria. Payouts were made after consideration of the foregoing criteria and emphasis on individualized efforts. Incentive compensation consists of cash bonuses and awards made under the Management Compensation Plan, and the objective is to motivate executives annually, and to promote long-term growth. We refer to these opportunities as “bonus” opportunities consistent with historical practice. In the latter half of the first quarter of each year, the Compensation Committee generally decides whether to grant individual cash bonuses and determines the amount of these bonuses and awards. The performance bonus targets for 2011 for the Company’s Named Executive Officers were based on the criteria stated above. The Compensation Committee’s review of bonuses was based on its knowledge of the Company, its contact with the executives throughout the year and a review of performance, with a primary focus on individual performance as described above.

Benefits. The Company’s Named Executive Officers receive limited benefits that would be considered executive benefits. Most benefits are consistent with those offered generally to employees, which consist of life insurance, travel accident insurance, health insurance, dental insurance, short-term and long-term disability and opportunities to participate in the Company’s 401(k) plan. The Company matches up to 50% of the employee’s 401(k) plan contributions, up to the first 6% of such employee’s salary, with a maximum of $2,000 annually for 2009, $6,000 annually for 2010 and $6,000 annually for 2011.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information with respect to our Named Executive Officers concerning unexercised stock option awards, unvested restricted stock awards and unvested RSU awards as of December 31, 2011. The market value of our restricted stock and RSU awards is based on the closing price on December 30, 2011 of our common stock of $12.66 on the NYSE.

Outstanding Equity Awards at Fiscal Year End (December 31, 2011)

	Options					Stock
NAME	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1)

Aquino, Peter (2)
Granted: July 30, 2010	6,666	3,334		$7.60	7/30/2020
Granted: October 12, 2010						109,667	$1,388,384
Granted: February 28, 2011						53,880	$682,121
Granted: January 1, 2011						62,380	$789,731
Granted: January 1, 2011						62,380	$789,731
Granted: July 1, 2011								54,834	$694,198
Granted: July 1, 2011								26,940	$341,060

Schwarz, Kenneth (3)
Granted: July 5, 2011						7,603	$96,254
Granted: July 5, 2011						11,403	$144,362
Granted: July 5, 2011								5,000	$63,300
Granted: July 5, 2011								5,000	$63,300
Granted: July 5, 2011								5,000	$63,300

Ramlall, Richard (4)
Granted: July 5, 2011						5,263	$66,630
Granted: July 5, 2011						7,894	$99,938
Granted: July 5, 2011								10,000	$126,600
Granted: July 5, 2011								5,000	$63,300
Granted: July 5, 2011								5,000	$63,300

Keeley Jr., James C. (5)
Granted: November 8, 2010						1,667	$21,104
Granted: July 5, 2011						4,386	$55,527
Granted: July 5, 2011						6,579	$83,290
Granted: July 5, 2011								2,000	$25,320
Granted: July 5, 2011								2,000	$25,320
Granted: July 5, 2011								2,000	$25,320

(1)	Values calculated using $12.66, which was the closing price of PTGi common stock on December 30, 2011.
(2)	Mr. Aquino’s 3,334 unvested stock options vest on July 30, 2012. Mr. Aquino has 163,547 shares of restricted stock, of which 81,773 will vest on January 1, 2012 and 81,774 will vest on January 1, 2013; and 124,760 RSUs, of which 41,586 RSUs will vest on March 31, 2012, 41,588 RSUs will vest on March 31, 2013 and 41,586 RSUs will vest on March 31, 2014. Mr. Aquino also has the right to receive, at the option of PTGi, 81,774 RSUs or a cash award when the closing price of PTGi common stock reaches $16.00.
(3)	Mr. Schwarz has 7,603 RSUs, of which 3,802 RSUs will vest on December 31, 2012 and 3,801 RSUs will vest on December 31, 2013; and 11,403 RSUs that will vest in three equal tranches on April 15, 2012, 2013 and 2014, respectively. Mr. Schwarz also has 15,000 RSUs that will vest in equal tranches when the closing price of PTGi common stock reaches $18.00, $24.00 and $30.00, respectively.
(4)	Mr. Ramlall has 5,263 RSUs, of which 2,631 RSUs will vest on December 31, 2012 and 2,632 RSUs will vest on December 31, 2013; and 7,894 RSUs, of which 2,631 RSUs will vest on April 15, 2012, 2,632 RSUs will vest on April 15, 2013 and 2,631 RSUs will vest on April 15, 2014. Mr. Ramlall also has 20,000 RSUs, of which 10,000 RSUs will vest when the closing price of PTGi common stock reaches $18.00, 5,000 RSUs will vest when the closing price of PTGi common stock reaches $24.00 and 5,000 RSUs will vest when the closing price of PTGi common stock reaches $30.00.
(5)	Mr. Keeley has 1,667 RSUs that will vest on December 31, 2012; 4,386 RSUs that will vest in two equal tranches on December 31, 2012 and 2013, respectively; and 6,579 RSUs that will vest in three equal tranches on April 15, 2012, 2013 and 2014, respectively. Mr. Keeley also has 6,000 RSUs that will vest in equal tranches when the closing price of PTGi common stock reaches $18.00, $24.00 and $30.00, respectively.

Potential Payments Upon Termination or Change of Control

Our Named Executive Officers are entitled to certain compensation in the event of termination of their employment or a change of control of the Company.

Employment Agreement with Peter D. Aquino. The following table outlines the potential payments that would be made to Mr. Aquino assuming separation from the Company on December 31, 2011, based on the terms of the Aquino Employment Agreement then in effect.

	Non-renewal of Employment Agreement (1)	Termination for Cause or Voluntary Resignation (2)	Involuntary Termination without Cause, Termination by Mr. Aquino for Good Reason or upon a Change of Control (3)
Salary	$650,000	$0	$1,300,000
Bonus	$0	$0	$1,300,000
Accelerated Vesting of Equity Awards (4)	$0	$0	$4,727,434
Other Benefits	$15,094	$0	$15,094

(1)	If Mr. Aquino’s employment is not renewed by the Company at the end of the term of the Aquino Employment Agreement, subject to the satisfaction of certain other specified conditions, including the execution of a separation and release agreement, the Company shall pay Mr. Aquino an amount equal to one year of his base salary in the year prior to termination, and Mr. Aquino will be entitled to continued participation in the welfare benefit plans of the Company during the one-year period following his termination. If Mr. Aquino chooses not to renew the Aquino Employment Agreement upon its expiration, he will not be entitled to any severance pay and shall cease to participate in the welfare benefit plans of the Company subsequent to his termination.
(2)	If Mr. Aquino is terminated by the Company for Cause, or voluntarily resigns (other than for Good Reason), he will be entitled only to his base salary, benefits and unreimbursed business expenses through the date of termination.
(3)	If Mr. Aquino is involuntary terminated by the Company without Cause (other than on an account of death or disability), or if Mr. Aquino terminates his employment for Good Reason, in each case prior to March 31, 2014, or upon a Change of Control, and subject to the satisfaction of certain other specified conditions, including the execution of a separation and release agreement, then Mr. Aquino will be entitled to (i) all previously earned and accrued, but unpaid, base salary as of the date of termination, plus an amount equal to the target bonus prorated for the year through the date of termination, (ii) severance pay equal to two (2) times the sum of base salary plus the target bonus in the year of termination, (iii) all outstanding stock options, and other equity grants, as applicable, granted to Mr. Aquino becoming 100% vested and exercisable in accordance with their terms, and (iv) continued participation in the welfare benefit plans of the Company that Mr. Aquino participated in prior to his termination for a period of one year following his termination, subject to certain restrictions.
(4)	Amounts are based on the closing price on December 30, 2011 of our common stock of $12.66 on the NYSE and assume that Mr. Aquino’s (i) 163,547 unvested shares of restricted stock under the Initial Award will fully vest, (ii) 3,334 unvested stock options will fully vest, (iii) 124,760 unvested RSUs under the first tranche of the Short Term Incentive Plan will fully vest and (iv) unearned third tranche under the Second Long Term Incentive Award will be earned and that the Company will elect to pay such award in 81,774 fully vested RSUs.

If Mr. Aquino dies or is disabled, Mr. Aquino, or his estate, as applicable, will be entitled to all previously earned and accrued, but unpaid, base salary and bonuses up to the last day of the month in which Mr. Aquino’s death occurs, or up to the date on which Mr. Aquino becomes entitled to receive disability benefits under the Company’s long-term disability plan.

The Aquino Employment Agreement defines the following terms used in this section:

“Cause” is defined as the occurrence of any of the following: (i) the willful and continued failure by Mr. Aquino to substantially perform his material duties to the Company (other than due to disability) after written notice from the Company; (ii) misconduct that results in demonstrable damage to the business or reputation of the Company or its subsidiaries; (iii) conviction of, or pleading of nolo contendere to, (A) a misdemeanor involving moral turpitude or (B) a felony; (iv) fraud against the Company or misappropriation of Company property (other than incidental property); or (v) a material violation of any written policy of the Company or its subsidiaries, including any written code of conduct applicable to senior executives of the Company or members of the Board.

“Good Reason” is defined as (i) a material reduction in Mr. Aquino’s salary; (ii) a material reduction in his status, position, responsibilities or duties during the employment period; (iii) a material breach of the Aquino Employment Agreement by the Company; or (iv) involuntary relocation to a principal location of employment more than fifty (50) miles outside of Northern Virginia, provided, in each case, that Mr. Aquino has not consented to or waived compliance with, as applicable, any of the foregoing.

“Change of Control” is defined as (i) sale of more than 50% of the outstanding capital stock of the Company in a single or related series of transactions; (ii) the merger or consolidation of the Company with or into any other corporation or entity, other than a wholly-owned subsidiary of the Company, where the Company is not the surviving entity; or (iii) a sale of all or substantially all of the assets of the Company to an unrelated entity; provided, however, that a “Change of Control” will not include any sale, merger, consolidation or other transaction (A) in which all or substantially all of the beneficial owners of the outstanding capital stock of the Company immediately prior to the consummation thereof continue to own more than fifty percent (50%) of the outstanding capital stock of the Company immediately following the consummation thereof, or (B) resulting from an exchange of debt securities of the Company for equity securities of the Company.

Offer Letter with Kenneth Schwarz. The following table outlines the potential payments that would be made to Mr. Schwarz assuming separation from the Company on December 31, 2011, based on the Schwarz Offer Letter.

Payments and Benefits	Involuntary Termination without Cause (1)
Salary	$162,500
Other Benefits	$7,547

(1)	If Mr. Schwarz is involuntary terminated by the Company without cause within the first two consecutive years of employment, then Mr. Schwarz will be entitled to (i) severance pay equal to the amount of six months of his then-current base salary, and (ii) reimbursement for the monthly COBRA premiums for up to six months.

If the Company terminates Mr. Schwarz’s employment without cause after the first two consecutive years of employment, the Company will pay him severance benefits in the amount of twelve months of his then-current base salary, plus reimbursement for the monthly COBRA premiums for up to twelve months.

According to the Schwarz Offer Letter, “cause” shall include Mr. Schwarz’s willful misconduct, fraud and breach of ethics or other published policies of the Company.

Offer Letter with Richard Ramlall. The following table outlines the potential payments that would be made to Mr. Ramlall assuming separation from the Company on December 31, 2011, based on the Ramlall Offer Letter.

Payments and Benefits	Involuntary Termination without Cause (1)
Salary	$125,000
Other Benefits	$5,128

(1)	If Mr. Ramlall is involuntary terminated by the Company without cause, then Mr. Ramlall will be entitled to (i) severance pay equal to the amount of six months of his then-current base salary, and (ii) reimbursement for the monthly COBRA premiums for up to six months.

According to the Ramlall Offer Letter, “cause” shall include Mr. Ramlall’s willful misconduct, fraud and breach of ethics or other published policies of the Company.

Offer Letter with James C. Keeley. The following table outlines the potential payments that would be made to Mr. Keeley assuming separation from the Company on December 31, 2011, based on the Keeley Offer Letter.

Payments and Benefits	Involuntary Termination without Cause (1)
Salary	$250,000
Other Benefits	$15,094

(1)	If Mr. Keeley is involuntary terminated by the Company without cause, then Mr. Keeley will be entitled to (i) severance pay equal to the amount of twelve months of his then-current base salary, and (ii) reimbursement for the monthly COBRA premiums for up to twelve months.

According to the Keeley Offer Letter, “cause” shall include the following, to be determined in the reasonable judgment of the Company: (i) Mr. Keeley’s dishonesty, fraud, misappropriation, embezzlement, willful misconduct or gross negligence with respect to the Company, or any other action in willful disregard of the interests of the Company; (ii) Mr. Keeley’s refusal or willful failure to satisfactorily perform any duties assigned to him; (iii) Mr. Keeley’s conviction of, or pleading guilty or no contest to (A) a felony, (B) any misdemeanor (other than a traffic violation), or (C) any other crime or activity that would impair his ability to perform his duties or impair the business reputation of the Company; (iv) Mr. Keeley’s failure or refusal to comply with Company standards, policies or procedures; or (v) Mr. Keeley’s death or incapacity due to physical or mental illness that results in absence from work for twelve consecutive months.

Equity Compensation Plan Information

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2011.

Plan Category	Number of securities issued or to be issued upon exercise of outstanding options and rights		Weighted- average exercise price of outstanding options	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,514,006	(1)	$11.21	485,994
Equity compensation plans not approved by security holders	33,150	(2)	$16.72	53,086

Total	1,547,156		$11.34	539,080

(1)	These amounts represent shares under the Company’s Management Compensation Plan.
(1)	These amounts represent shares under the Arbinet Holdings, Inc. Amended and Restated 1997 Stock Incentive Plan and Arbinet-theexchange, Inc. 2004 Stock Incentive Plan, as amended. On February 28, 2011, PTGi acquired Arbinet Corporation, and all options, stock appreciation rights, restricted stock and restricted stock units issued under these Arbinet plans were converted into PTGi options, stock appreciation rights, restricted stock and restricted stock units.

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL 2)

As Proposal 2 for the 2012 Annual Meeting, stockholders are asked to consider and vote upon a proposal to ratify the appointment of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for fiscal year 2012. BDO has served as our independent registered public accounting firm since April 20, 2011. Prior to that time, Deloitte & Touche LLP (“Deloitte”) served as our independent registered public accounting firm. See “—Change in Independent Registered Public Accounting Firm” below. The Board is submitting BDO’s appointment for stockholder ratification at the 2012 Annual Meeting.

Our governing documents do not require that the stockholders approve or ratify the appointment of BDO as our independent registered public accounting firm. We are seeking ratification because we believe it is a good corporate governance practice. If our stockholders do not ratify the appointment, the Audit Committee may reconsider whether to retain BDO, but may retain BDO as the Company’s independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its stockholders.

One or more representatives of BDO will be at the 2012 Annual Meeting. They will have an opportunity to make a statement and will be available to respond to appropriate questions. The Company does not expect that a representative of Deloitte will be present at the 2012 Annual Meeting.

The Board unanimously recommends a vote “FOR” the ratification of the appointment of BDO USA, LLP as PTGi’s independent registered public accounting firm for the year ending December 31, 2012.

Independent Registered Public Accounting Firm Fees

The following table summarizes the aggregate fees paid by us to BDO and its affiliates in 2011 and to Deloitte, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates in 2010 (in thousands):

	2011	2010
	BDO	Deloitte
Audit Fees (a)	$1,530	$1,667
Audit-Related Fees	—	—
Tax Fees (b)	—	$440
All Other Fees (c)	—	$532

Total	$1,530	$2,639

(a)	Fees for audit services include audit of annual financial statements, as required by the Sarbanes-Oxley Act of 2002, Section 404, reviews of quarterly financial statements, statutory and regulatory audits, comfort letters, consents and other matters related to SEC filings. Also included are statutory audit fees paid by our subsidiaries.
(b)	Fees for tax services include corporate tax compliance and tax planning and advice.
(c)	Fees for other services include fees billed for permitted non-audit services.

In considering the nature of the services provided by Deloitte and BDO, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with such independent registered public accounting firms and management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy

The services performed by the independent registered public accounting firms in 2011 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee. This policy describes the permitted audit, audit-related, tax, and other services (collectively, the “Disclosure Categories”) that the independent registered public accounting firm may perform.

On a quarterly basis, the Audit Committee reviews a description of services (the “Service List”) expected to be performed by the independent registered public accounting firm in each of the Disclosure Categories, the status of services and fees incurred year-to-date against the original Service List and pre-approval limits and the forecast of remaining services and fees for the fiscal year.

Services provided by the independent registered public accounting firms during the year and included in the Service List were pre-approved in accordance with the policies and procedures of the Audit Committee. Any requests for audit, audit-related, tax, and other services contemplated on the Service List must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

Change in Independent Registered Public Accounting Firm

As previously reported, on April 20, 2011, the Company dismissed Deloitte as its independent registered public accounting firm. The decision to dismiss Deloitte was considered and approved by the Audit Committee.

The report of independent registered public accounting firm of Deloitte relating to its audits of the consolidated financial statements of the Company as of and for the years ended December 31, 2010 and as of and for the six months ended December 31, 2009 (successor periods), and for the six months ended July 1, 2009 (predecessor period) did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows: Deloitte’s report dated March 25, 2011, relating to its audits of the consolidated financial statements of the Company for the periods described in this paragraph contained the following statement: “As discussed in Notes 2 and 4 to the consolidated financial statements, during 2009 the Company and certain subsidiaries filed for reorganization under Chapter 11 of the United States bankruptcy code, and emerged from bankruptcy under a plan of reorganization. As a consequence, the Company adopted fresh-start accounting in accordance with Accounting Standards Codification (“ASC”) No. 852, Reorganizations.”

During the two fiscal years ended December 31, 2009 and 2010, and subsequently through April 20, 2011 (the “Relevant Period”), there were no (1) “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their report to the subject matter of the disagreement, or (2) “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and related instructions), other than that the Company reported a material weakness in its internal control over financial reporting as of December 31, 2009 due to a material weakness that existed in its internal control over accounting for foreign currency transaction gain (loss) and as of December 31, 2010 due to a material weakness that existed in its internal control over accounting for income taxes.

The Company previously provided Deloitte with a copy of the above disclosures and requested that Deloitte furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the statements made above. A copy of Deloitte’s letter dated April 26, 2011, is attached as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 26, 2011.

On April 20, 2011, the Company engaged BDO as its independent registered public accounting firm for the fiscal year ending December 31, 2011. The decision to engage BDO was considered and approved by the Audit Committee. During the Relevant Period, neither the Company nor anyone acting on its behalf consulted with BDO regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor was oral advice provided that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (2) any matter that was the subject of a “disagreement” or a “reportable event.”

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company for fiscal year 2011 with the Company’s management, and also has discussed with BDO USA, LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee received both the written disclosures and the letter from BDO USA, LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding BDO USA, LLP’s communications with the Audit Committee concerning independence and has discussed with BDO USA, LLP the independence of BDO USA, LLP from the Company.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the audited consolidated financial statements of the Company for fiscal year 2011 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on March 15, 2012.

In addition, the Audit Committee has considered whether the provision of services by BDO USA, LLP falling under the headings “Tax Fees” and “All Other Fees” (see “Ratification of Appointment of Independent Registered Public Accounting Firm—Independent Registered Public Accounting Firm Fees”) is compatible with maintaining the independence of BDO USA, LLP from the Company, and has determined that the provision of such services is compatible with maintaining such independence. The Audit Committee reviews and approves requests for non-audit services proposed to be performed by BDO USA, LLP prior to engagement.

Respectfully submitted,

Mark E. Holliday (Chairman)

Steven D. Scheiwe

Neil S. Subin

TRANSACTIONS WITH RELATED PERSONS

In accordance with our Guidelines, our Board, in consultation with our Nominating and Governance Committee, will consider and approve any transaction deemed to be a related-person transaction.

The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements require the Company to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Company.

On February 11, 2011, prior to the Company’s acquisition of Arbinet Corporation (“Arbinet”), Arbinet entered into a definitive asset purchase agreement (the “Asset Purchase Agreement”) with AIP Acquisition LLC, a Delaware limited liability company (“Buyer”), pursuant to which Buyer agreed to acquire from Arbinet and certain of its wholly owned subsidiaries, a portfolio of patents and patent applications and the rights arising from such patents and patent applications (the “Patent Portfolio”) for an aggregate cash consideration equal to $4,000,000 and to assume all liabilities associated with the Patent Portfolio. Pursuant to the terms of the Asset Purchase Agreement, the Patent Portfolio was sold on an “as is” basis. The closing of the sale of the Patent Portfolio pursuant to the Asset Purchase Agreement occurred on February 16, 2011. In connection with the signing of the Asset Purchase Agreement, Arbinet and Buyer also entered into a license agreement (the “License Agreement”) that became effective on February 16, 2011, pursuant to which Buyer granted-back to Arbinet a royalty-free, worldwide, assignable (on a non-exclusive basis) and perpetual license and right to use the Patent Portfolio. The Singer Children’s Management Trust is the sole member of the Buyer and beneficially owns approximately 12.1% of the Company’s common stock, as of April 16, 2012.

Since January 1, 2010, the Company had no reportable related-person transactions other than those described above.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

As of April 16, 2012, the Company had 13,846,798 shares of its common stock outstanding. For purposes of this filing, beneficial ownership of securities is defined in accordance with the rules of the SEC and means generally the power to vote or exercise investment discretion with respect to securities, regardless of any economic interests therein.

The following table sets forth, as of April 16, 2012, certain information as to the beneficial ownership of the Company’s common stock, including shares of common stock as to which a right to acquire beneficial ownership existed (for example, through the exercise of common stock options or warrants that are exercisable as of, and within 60 days from, April 16, 2012) within the meaning of Rule 13d-3(d)(1) under the Exchange Act, by: (i) each person or group who is known to the Company to be the beneficial owner of more than five percent of the outstanding common stock, (ii) each director, (iii) each Named Executive Officer, and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person had, as of April 16, 2012, sole voting power and sole investment power with respect to the Company’s shares, subject to community property laws as applicable.

Name and Business Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (1)
Karen Singer, as Trustee to the Singer Children’s Management Trust (2) 212 Vaccaro Drive Cresskill, NJ 07626	1,673,606	12.1%

Archer Capital Management, L.P. and its affiliates or affiliated funds (3) 570 Lexington Avenue, 40th Floor New York, New York 10022	1,079,085	7.8%

Morgens, Waterfall, Vintiadis & Company, Inc. and its affiliates or affiliated funds (4) 600 Fifth Avenue 27th Floor New York, NY 10020	987,440	7.0%
The Raptor Evolution Fund L.P. and its affiliates or affiliated funds (5) 50 Rowes Wharf, 6th Floor Boston, MA 02110	844,892	6.1%

Directors and Executive Officers
Peter D. Aquino (6)	410,561	3.0%
James C. Keeley	4,977	*	%
Richard Ramlall	5,263	*	%
Kenneth D. Schwarz	6,379	*	%
Steven D. Scheiwe (7)	13,332	*	%
Robert M. Pons (8)	3,055	*	%
Neil S. Subin (9)	54,166	*	%
Mark E. Holliday (10)	5,624	*	%
All executive officers and directors as a group (10 people) (11)	506,427	3.7%

*	Less than 1% of the outstanding common stock.
(1)	Shares of common stock of which a person has the right to acquire beneficial ownership within 60 days from April 16, 2012 are deemed outstanding for computing the percentage ownership of such person, but are not deemed outstanding for computing the percentage ownership of any other person.
(2)	Based upon Schedule 13D/A filed with the SEC on March 9, 2011.
(3)	The number of shares beneficially owned is based on a Schedule 13G/A filed with the SEC on February 14, 2012 by Archer Capital Management, L.P. (“Archer”), as the investment manager to certain private investment funds (the “Funds”), Canton Holdings, L.L.C. (“Canton”), as the general partner of Archer, and Joshua A. Lobel and Eric J. Edidin, as principals of Canton. Such Schedule 13G/A discloses that the reporting persons have shared voting and dispositive power, and beneficially own, 1,066,249 shares of the Company’s common stock. In addition, such Schedule 13G/A discloses that Mr. Edidin has sole voting and dispositive power with respect to, and beneficially owns, an additional 12,836 shares of the Company’s common stock. Due to Mr. Edidin’s beneficial ownership of an additional 12,836 shares of the Company’s common stock over which he has sole voting and dispositive power, Mr. Edidin may be deemed the beneficial owner of 7.8% of the Company’s outstanding common stock, while the other reporting persons may be deemed the beneficial owners of 7.7% of the Company’s outstanding common stock. All shares reported in such Schedule 13G/A are held directly by the funds managed by Archer, except that the additional 12,836 shares of the Company’s common stock over which Mr. Edidin has sole voting and dispositive power are held by Mr. Edidin and the funds directly.
(4)	The number of shares beneficially owned is based on a Schedule 13G/A filed with the SEC on February 8, 2012 by Phaeton International (BVI) Ltd. (“Phaeton”), Phoenix Partners, L.P. (“Phoenix”), Morgens, Waterfall, Vintiadis & Company, Inc. (“Morgens Waterfall”) and Edwin H. Morgens (“Morgens”). Such Schedule 13G/A discloses that the reporting persons have shared voting and dispositive power, and beneficially own, 685,000 shares of the Company’s common stock and 302,440 warrants granting the reporting persons the right to acquire beneficial ownership of an equal amount of shares of the Company’s common stock within 60 days. As set forth in the Schedule 13G/A, 400,648 shares and warrants are beneficially owned by Phaeton, 586,792 shares and warrants are beneficially owned by Phoenix, 987,440 shares and warrants are beneficially owned by Morgens Waterfall and 987,440 shares and warrants are beneficially owned by Morgens. Morgens Waterfall (of which Morgens is a principal) is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, as amended, in the business of rendering financial services and as such it provides discretionary investment advisory services to Phaeton and Phoenix. In such capacity, Morgens Waterfall has the power to make decisions regarding the disposition of the proceeds from the sale of the foregoing shares of common stock and warrants.

(5)	The number of shares beneficially owned is based on a Schedule 13G/A filed with the SEC on February 14, 2012 by The Raptor Evolution Fund L.P. (the “Partnership”), The Raptor Evolution Fund Offshore L.P. (the “Master Fund”), Raptor Evolution Fund GP LLC, Raptor Capital Management LP, Raptor Capital Management GP LLC, Raptor Group Holdings LP, Raptor Holdco GP LLC, Raptor Capital Management, Inc. and James J. Pallotta. Such Schedule 13G/A discloses that the reporting persons have shared voting and dispositive power, and beneficially own, 844,892 shares of the Company’s common stock, which are held directly by the Partnership or the Master Fund or for the benefit of a third party in a separately managed account. While the business address of the reporting persons above other than the Master Fund is as listed, the business address of the Master Fund is Citco Fund Services (Curac ao) N.V., P.O. Box 4774, Kaya Flamboyan 9, Curac ao, Netherlands Antilles.
(6)	Includes 6,666 vested stock options and 81,774 shares of restricted stock held by Mr. Aquino that have not yet vested. Mr. Aquino has the right to vote these shares of restricted stock, but may not transfer or receive dividends with respect to such shares prior to vesting.
(7)	Includes 9,999 vested stock options.
(8)	Includes 3,055 vested stock options.
(9)	Includes 9,999 vested stock options.
(10)	Includes 4,166 vested stock options, 833 stock options that vest within 60 days of April 16, 2012 and 625 RSUs that vest within 60 days of April 16, 2012.
(11)	Includes 833 stock options that vest within 60 days of April 16, 2012, 625 RSUs that vest within 60 days of April 16, 2012, 33,885 vested stock options and Mr. Aquino’s 81,774 shares of restricted stock that have not yet vested.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers, directors and 10% stockholders are required under the Exchange Act to file with the SEC reports of ownership and changes in ownership in their holdings in our stock. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all filings required to be made by the Company’s Section 16(a) reporting persons during fiscal year 2011 were made on a timely basis, except for two late Form 4 filings by Mr. Aquino, each with respect to one transaction, and one late Form 4 filing by Mr. Schwarz, with respect to two transactions.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for notices of Internet availability of proxy materials, proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single notice of Internet availability of proxy materials or, if applicable, proxy statement and annual report to those stockholders. Each stockholder will continue to receive a separate proxy card. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Company stockholders will be householding our proxy materials. A single Notice or, if applicable, Proxy Statement and 2011 Annual Report to Stockholders will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. We will deliver promptly upon written or oral request a separate copy of the Notice or, if applicable, the Proxy Statement and 2011 Annual Report to Stockholders to any stockholder at a shared address to which a single copy of any of those documents was delivered. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate notice of Internet availability of proxy materials, proxy statement or annual report, as applicable, please notify your broker or direct your request to the Corporate Secretary of the Company, Primus Telecommunications Group, Incorporated, 7901 Jones Branch Drive, Suite 900, McLean, Virginia 22102, or by phone at (703) 902-2800.

Stockholders who currently receive multiple copies of the notice of Internet availability of proxy materials, proxy statement or annual report, as applicable, at their address and would like to request householding of their communications should contact their broker.

Stockholder Proposals

Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the SEC. Any proposal that an eligible stockholder desires to have presented at the 2013 Annual Meeting of Stockholders concerning a proper subject for inclusion in the Proxy Statement and for consideration at the 2013 Annual Meeting of Stockholders, will be included in the Company’s Proxy Statement and related proxy card if it is received by the Corporate Secretary of the Company at the Company’s principal executive offices, 7901 Jones Branch Drive, Suite 900, McLean, Virginia 22102 no later than January 1, 2013. However, if the date of the 2013 Annual Meeting is changed by more than 30 days from the date of the 2012 Annual Meeting, then the deadline will be a reasonable time before we print and mail our proxy materials. For stockholder proposals to be considered for presentation at the 2013 Annual Meeting of Stockholders although not required to be included in our proxy materials, the deadline for receipt by the Corporate Secretary is no later than March 17, 2013. If a stockholder gives notice of such a proposal after this deadline, the Company’s proxy agents will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the 2013 Annual Meeting of Stockholders. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these requirements.

Stockholders may submit written recommendations of director candidates by submitting such recommendation, including the candidate’s name and contact information and a statement of the candidate’s background and qualifications, to Primus Telecommunications Group, Incorporated, 7901 Jones Branch Drive, Suite 900, McLean, Virginia 22102, Attention: Corporate Secretary. Such recommendation must be received by the Corporate Secretary no later than March 1, 2013.

Copies of the Notice, the Proxy Statement, our 2011 Annual Report to Stockholders and our Annual Report on Form 10-K for the year ended December 31, 2011, which includes our financial statements and provides additional information about us, are available to stockholders of record and entitled to vote at the 2012 Annual Meeting and to notice thereof at https://materials.proxyvote.com/741929. Such documents can also be found on the Company’s website, www.ptgi.com, under “Investor Relations—Proxy Materials.” Each person whose proxy is being solicited and who represents that, as of the record date for the 2012 Annual Meeting, he or she was a beneficial owner of shares entitled to be voted at such meeting may obtain additional printed copies of our Annual Report on Form 10-K for the year ended December 31, 2011, including our financial statements, free of charge, from us by sending a written request to Investor Relations, Primus Telecommunications Group, Incorporated, 7901 Jones Branch Drive, Suite 900, McLean, Virginia 22201. Exhibits will be provided upon written request.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED 7901 JONES BRANCH DR.

SUITE 900

MCLEAN, VA 22102-4302

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time, June 11, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time, June 11, 2012. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,

51 Mercedes Way, Edgewood, NY 11717.

Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you had marked, signed and returned a proxy card.

If you vote by Internet or phone, do not mail the proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M44979-P21157 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

The Board of Directors recommends a vote “FOR”

the election of all of the nominees listed below and

“FOR” proposal 2.

Proposal 1: Election of Directors

1. To elect five directors from the following nominees,

each to hold office until the 2013 Annual Meeting

of Stockholders, and until his respective successor

is duly elected and qualified.

Nominees:

01) Robert M. Pons 04) Mark E. Holliday

02) Peter D. Aquino 05) Steven D. Scheiwe

03) Neil S. Subin

For Withhold For All To withhold authority to vote for any individual

All All Except nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Proposal 2: Ratification of Selection of Auditor

2. To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

For Against Abstain

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

For address changes and/or comments, please check this box and write them on the back where indicated.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The 2011 Annual Report to Stockholders, our Form 10-K for the year ended December 31, 2011, the Notice of Internet Availability of Proxy Materials and the Proxy Statement for the Annual Meeting are available at www.proxyvote.com.

M44980-P21157

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED Proxy Solicited on Behalf of the Board of Directors For the Annual Meeting, June 12, 2012 10:00 AM

The undersigned stockholder of PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED (“PTGi”) hereby revokes all previous proxies and appoints Peter D. Aquino and John D. Filipowicz, and each of them, either of whom may act without joinder of the other, with full power of substitution and resubstitution, as the true and lawful attorneys-in-fact, agents and proxy holders of the undersigned, and hereby authorizes each of them to represent and vote, as specified herein, all of the shares of common stock of PTGi held of record by the undersigned at the close of business on April 16, 2012, at the Annual Meeting of Stockholders of PTGi to be held on June 12, 2012 at 10:00 a.m. Eastern Daylight Saving time, at the Ritz-Carlton Tysons Corner located at 1700 Tysons Boulevard, McLean, VA 22102 and any adjournments or postponements thereof.

THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY SIGNED, DATED AND RETURNED, WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF DIRECTION, THE SHARES WILL BE VOTED “FOR” ALL OF THE NOMINEES FOR DIRECTORS IN PROPOSAL 1 AND “FOR” PROPOSAL 2. WHETHER OR NOT DIRECTION IS MADE, THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY BE BROUGHT BEFORE THE ANNUAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF IN ACCORDANCE WITH AND AS DESCRIBED IN THE NOTICE AND PROXY STATEMENT FOR THE ANNUAL MEETING.

(PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE)

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side